Exhibit 10.1

AGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

Between

LHC MORNINGSIDE MARKETPLACE, LLC

as

“Seller”

and

TNP ACQUISITIONS

as

“Buyer”

MORNINGSIDE MARKETPLACE

Fontana, California

TABLE OF CONTENTS

Page(s)

1. Certain Basic Definitions	2

2. Purchase and Sale	3

3. Payment of Purchase Price	3

4. Escrow	4

5. Condition of Title	4

6. Title Policy	5

7. Conditions to Close of Escrow	5

8. Deposits by Seller	10

9. Deposits by Buyer	11

10. Costs and Expenses	11

11. Prorations	11

12. Disbursements and Other Actions by Escrow Holder	12

13. Seller’s Representations, Warranties and Covenants	13

14. Buyer’s Covenants, Representations and Warranties	14

15. LIQUIDATED DAMAGES	16

16. SELLER’S DEFAULT:	17

17. Damage or Condemnation Prior to Close of Escrow	18

18. Notices	19

19. Brokers	19

20. Legal Fees	19

21. Assignment	20

22. Confidentiality	20

23. Miscellaneous	20

24. Dispute Resolution; Jury Trial Waiver	23

25. Mutual 1031 Exchange Provision	24

26. Rule 3-14 Audit and SEC Filing Requirements	24

(i)

Page(s)

EXHIBIT “A”	LEGAL DESCRIPTION OF PROPERTY
EXHIBIT “B”	SCHEDULE OF LEASES
EXHIBIT “C”	SCHEDULE OF PERSONAL PROPERTY
EXHIBIT “D”	DOCUMENTS AND MATERIALS
EXHIBIT “E”	TENANT’S ESTOPPEL CERTIFICATE
EXHIBIT “F”	SELLER’S ESTOPPEL CERTIFICATE
EXHIBIT “G”	GRANT DEED
EXHIBIT “H”	SELLER’S TAX CERTIFICATE
EXHIBIT “I”	ASSIGNMENT OF LEASES AND ASSUMPTION AGREEMENT
EXHIBIT “J”	GENERAL ASSIGNMENT AGREEMENT
EXHIBIT “K”	RENT ROLL
EXHIBIT “L”	NOTICE OF SPECIAL TAX

(ii)

INDEX

Page(s)

Accommodator	24
Affiliate	20
Agreement	1
ALTA Policy	5
Approved Condition of Title	4
Assignment of Leases	10
Audit	24
Audit Period	24
Buildings	1
Business Day	2
Buyer	1
Buyer’s Address	2
Buyer’s Title Notice	7
CCP	23
City	1
Claim Date	23
Claims	6
Close of Escrow	2
Closing Date	2
Contingency Approval Date	2
Contingency Period	2
Costs	19
Court	23
Current Tax Period	11
Date of this Agreement	1
Deposit	2
Documents and Materials	8, 14
Environmental Laws	15
Escrow	2, 4
Escrow Holder	2, 2
Escrow Holder’s Address	2
Estoppel	8
Estoppels	8
Exchange	24
Exchanging Party	24
Existing Deed of Trust	10
Existing Loan	10
Final Deposit	3
FIRPTA Certificate	10
General Assignment	11
Hazardous Material(s)	16
Immediately Available Funds	3
Improvements	1
Information	20
Initial Deposit	3
Intangible Property	1
Land	1
Lease	1
Leases	1
Liquidated Damages	16
LOC	6
Material Defect	8
Natural Hazard Expert	7

(iii)

Page(s)

Natural Hazard Matters	7
Official Records	2
Opening of Escrow	3, 4
Other Party	24
Personal Property	1
Property	1
Purchase Price	2
Real Property	1
Reconciliation Payment	12
Rents	11
Required Estoppel Threshold	8
Retained Deposit	3
Schedule of Leases	1
Section 1542	9, 25
Seller	1
Seller Estoppel	9
Seller’s Address	3
Seller’s Counsel’s Address	3
Seller’s Default	17
Seller’s Election Period	7
Seller’s Title Notice	7
Tenant	1
Tenants	1
Title Company	3
Title Policy	5
Title Report	7
Title Review Period	7
Work	5

(iv)

AGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

TO:	Chicago Title Company	Escrow No.
	4041 MacArthur Blvd., Suite 490	Escrow Officer: Dennis Chaplin
	Newport Beach, CA 92660	Title Order No. 910092455-K26
Title Officer: Kelly McDole

This AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (“Agreement”) is made and entered into as of this 21st day of October, 2011 (the “Date of this Agreement”), by and between LHC Morningside Marketplace, LLC, a Delaware limited liability company (“Seller”), and TNP Acquisitions, a Delaware limited liability company (“Buyer”), with respect to the following:

R E C I T A L S:

A. Seller desires to sell and convey to Buyer the following:

1. That certain improved real property located in the City of Fontana (“City”), County of San Bernardino, State of California, which is more particularly depicted and described on Exhibit “A” attached hereto (the “Land”), together with the buildings (“Buildings”) located thereon, and other improvements located thereon (the “Improvements”);

2. All of Seller’s interest in all rights, privileges, easements and appurtenances benefiting the Land, the Buildings and/or the Improvements (the Land, the Buildings and the Improvements and all such rights, privileges, easements and appurtenances are sometimes collectively hereinafter referred to as the “Real Property”);

3. All of Seller’s interest, as landlord, in and to those certain leases, if any, to which the Buildings are subject (individually, a “Lease”, and collectively, the “Leases”) set forth on the “Schedule of Leases” attached hereto as Exhibit “B” (“Schedule of Leases”) with those certain tenants (individually, a “Tenant”, and collectively, the “Tenants”) set forth on the Schedule of Leases; and

4. All personal property, equipment, supplies and fixtures (collectively, the “Personal Property”) owned by Seller, located at and used in the operation of the Real Property and described on Exhibit “C” attached hereto.

5. All intangible property owned by Seller and relating exclusively to the Real Property, including telephone numbers, all assignable contracts, permits, warranties, licenses, tradenames, and trademarks, relating solely to the Real Property, including, without limitation, the right to use the name “Morningside Marketplace” (collectively, the “Intangible Property”).

B. The Real Property, the Personal Property, the Intangible Property, and Seller’s interest as landlord under the Leases, are collectively hereinafter referred to as the “Property”.

C. Seller desires to sell the Property to Buyer and Buyer desires to purchase the Property from Seller upon the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree that the terms and conditions of this Agreement and the instructions to Chicago Title Company (“Escrow Holder”) with regard to the escrow (“Escrow”) created pursuant hereto are as follows:

A G R E E M E N T:

1. Certain Basic Definitions. For purposes of this Agreement, the following terms shall have the following definitions:

1.1 “Business Day” means any day that is not (i) a Saturday or a Sunday, or (ii) a holiday as defined in the California Government Code.

1.2 “Buyer’s Address” means:

TNP Acquisitions, LLC

c/o Thompson National Properties

1900 Main Street, Suite 700

Irvine, California 92614

Attention: Steve Corea

Facsimile Number: (949) 252-0212

Telephone Number: (949) 833-8252

1.3 “Closing Date” means December 12, 2011 or such later date identified by Seller as may needed in order to satisfy the requirements relating to the repayment of Seller’s Existing Loan (as defined in Section 7(b)(ii) below), provided that Seller shall provide Buyer with no less than five (5) days prior written notice of such later closing date; and provided that the Closing Date shall not be extended beyond January 10, 2012 without the written consent of Buyer and Seller.

1.4 “Close of Escrow” means the date that the Grant Deed is recorded in the Official Records.

1.5 “Contingency Period” means the period commencing on the date that both Seller and Buyer execute this Agreement and ending at 5:00 p.m. (California time) on November 11, 2011. The date on which the Contingency Period expires is referred to as the “Contingency Approval Date”. Buyer hereby acknowledges that it has received the Documents and Materials (as such are defined in Paragraph 7(a)(iii) below) prior to the date hereof.

1.6 “Deposit” means the amount of Seven Hundred Fifty Thousand Dollars ($750,000), consisting of the Initial Deposit and the Final Deposit, as provided for in Paragraph 3 hereof.

1.7 “Escrow Holder” means Chicago Title Company.

1.8 “Escrow Holder’s Address” means:

4041 MacArthur Blvd., Suite 490

Newport Beach, CA 92660

Attention: Dennis Chaplin

Facsimile No.: (949) 724-3186

Telephone No.: (949) 724-3104

Email: dennis.chaplin@ctt.com

1.9 “Official Records” means the office of the County Recorder of the County and State in which the Real Property is located.

1.10 “Purchase Price” means the sum of Eighteen Million Fifty Thousand Dollars ($18,050,000.00).

1.11 “Opening of Escrow” shall have the meaning set forth in Paragraph 4(a) below.

1.12 “Seller’s Address” means:

LHC Morningside Marketplace, LLC

c/o Lewis Operating Corp.

1156 N. Mountain Avenue

P.O. Box 670

Upland, California 91785-0670

Attention: David Linden

Facsimile No.: (909) 949-6799

Telephone No.: (909) 985-0971

1.13 “Seller’s Counsel’s Address” means:

Allen Matkins Leck Gamble Mallory & Natsis LLP

1900 Main Street, 5th Floor

Irvine, California 92614-7321

Attention: Drew Emmel, Esq.

Facsimile No.: (949) 553-8354

Telephone No.: (949) 553-1313

1.14 “Title Company” means Chicago Title Company.

2. Purchase and Sale. Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller, for the Purchase Price and upon the terms and conditions herein set forth.

3. Payment of Purchase Price. The Purchase Price for the Property shall be paid by Buyer as follows:

(a) Initial Deposit. Upon the “Opening of Escrow”, Buyer shall deposit, or cause to be deposited with Escrow Holder, in cash, by certified or bank cashier’s check made payable to Escrow Holder, or by a confirmed wire transfer of funds (hereinafter referred to as “Immediately Available Funds”), the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) (the “Initial Deposit”). Escrow Holder shall place the Initial Deposit in an interest bearing account. The Initial Deposit shall be refundable to Buyer only if Buyer terminates this Agreement in accordance with any of its rights to do so on or prior to the expiration of the Contingency Period; provided, however, if Buyer elects to terminate this Agreement for any reason other than Seller’s default, then Seller shall be entitled to retain Five Hundred Dollars ($500.00) (the “Retained Deposit”) of the Deposit as consideration for entering into this Agreement. Each reference in this Agreement to the return of the Deposit if Buyer elects to terminate this Agreement shall exclude the Retained Deposit which shall be paid to Seller. Upon the expiration of the Contingency Period, the Initial Deposit shall be disbursed to Seller in accordance with Section 3(b) below and shall be non-refundable to Buyer, except as set forth in Paragraph 7(a)(iv) and Paragraph 16 of this Agreement.

(b) Final Deposit. Upon the expiration of the Contingency Period, provided that Buyer has not earlier terminated this Agreement in accordance with any of its rights to do so contained herein, Buyer shall deposit, or cause to be deposited with Escrow Holder, in Immediately Available Funds, the additional sum of Five Hundred Thousand Dollars (5500,000.00) (the “Final Deposit”). Immediately upon the expiration of the Contingency Period, Escrow Holder shall deliver both the Initial

Deposit and the Final Deposit to Seller. The Initial Deposit and the Final Deposit shall hereinafter be collectively referred to as the “Deposit.” The Deposit shall be applicable to the Purchase Price upon the “Close of Escrow”. The Deposit shall be nonrefundable to Buyer except as set forth in Paragraph 7(a)(iv) and Paragraph 16 of this Agreement.

(c) Closing Funds. At least one (1) Business Day prior to the Close of Escrow, Buyer shall deposit or cause to be deposited with Escrow Holder, in Immediately Available Funds, the balance of the Purchase Price plus Escrow Holder’s estimate of Buyer’s share of closing costs, prorations and charges payable pursuant to this Agreement.

4. Escrow.

(a) Opening of Escrow. Within two (2) Business Days after the execution of this Agreement by Buyer and Seller, an escrow (“Escrow”) shall be opened with the Escrow Holder. For purposes of this Agreement, the Escrow shall be deemed opened on the date Escrow Holder shall have received a fully executed original or originally executed counterparts of this Agreement from Seller and Buyer (the “Opening of Escrow”), and Escrow Holder shall notify Buyer and Seller, in writing, of the date Escrow is opened. Buyer and Seller agree to execute, deliver and be bound by any reasonable or customary supplemental escrow instructions of Escrow Holder or other instruments as may reasonably be required by Escrow Holder in order to consummate the transaction contemplated by this Agreement. Any such supplemental instructions shall not conflict with, amend or supersede any portions of this Agreement unless expressly consented or agreed to in writing by Buyer and Seller.

(b) Close of Escrow. This Escrow shall close on or before the Closing Date, provided that Buyer and Seller may, but shall not be obligated to, close the Escrow upon such other earlier or later date as Buyer and Seller mutually agree to in writing.

5. Condition of Title. Title to the Real Property shall be conveyed to Buyer by the Grant Deed subject to the following condition of title (“Approved Condition of Title”):

(a) a lien to secure payment of general and special real property taxes and assessments, not delinquent;

(b) the lien of supplemental taxes assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code, not delinquent;

(c) all exceptions which are disclosed by the “Title Report” described in Paragraph 7(a)(ii) below, which are approved or deemed approved by Buyer as provided for in this Agreement;

(d) all matters arising in connection with any additional declarations and documents recorded by Seller against the Real Property prior to the Close of Escrow created by or with the written consent of Buyer, which may be given or withheld in Buyer’s sole discretion;

(e) matters affecting the Condition of Title created by or with the written consent of Buyer, which consent may be given or withheld in Buyer’s sole discretion; and

(f) all applicable laws, ordinances, rules and governmental regulations (including, but not limited to, those relative to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Real Property.

6. Title Policy. Title shall be evidenced by the willingness of Title Company to issue its, CLTA Owner’s Form Policy of Title Insurance (“Title Policy”) in the amount of the Purchase Price showing title to the Real Property vested in Buyer. Buyer may, at its option, request an Extended Coverage ALTA Owner’s Form Policy of Title Insurance (“ALTA Policy”) provided that the issuance of said ALTA Policy does not delay the Close of Escrow, and any additional costs, including, but not limited to, title and endorsement fees and survey fees incurred in connection with the issuance of such ALTA Policy shall be Buyer’s sole responsibility, except that the cost of obtaining, preparing, and/or recording any instruments necessary to cure any defect in title (including, without limitation, monetary liens or encumbrances) shall be paid by Seller. The issuance by Title Company of the Title Policy in favor of Buyer, insuring fee title to the Real Property to Buyer in the amount of the Purchase Price subject only to the Approved Condition of Title, shall be conclusive evidence that Seller has complied with any obligation, express or implied, to convey good and marketable title to the Real Property to Buyer.

7. Conditions to Close of Escrow

(a) Conditions to Buyer’s Obligations. Buyer’s obligation to consummate the transaction contemplated by this Agreement is subject to the satisfaction in Buyer’s sole discretion of the following conditions for Buyer’s benefit (or Buyer’s waiver thereof, it being agreed that Buyer may waive any or all of such conditions) on or prior to the dates designated below for the satisfaction of such conditions. In the event Buyer timely terminates this Agreement and the Escrow in writing (on or before the dates designated below) due to the failure of any of such conditions, then Buyer shall be entitled to the return of the Deposit and any interest accrued thereon and both Seller and Buyer shall be relieved of all further obligations and liabilities under this Agreement (except for the indemnity and insurance obligations of Buyer set forth in Paragraphs 7(a)(i)(B) and (C) below, the legal fees in Paragraph 20 below, and the covenants of Buyer set forth in Paragraph 22 below, which shall survive any such termination). Buyer’s failure to terminate this Agreement by the dates specified below shall be deemed to constitute Buyer’s waiver or approval of such condition, and Buyer shall have no further right to terminate this Agreement in accordance with such condition.

(i) Inspection and Studies. Buyer’s approval of the physical condition of the Real Property, and any engineering, geologic, use, development or other feasibility studies that Buyer chooses to perform, at Buyer’s sole cost and expense, prior to the expiration of the Contingency Period.

(A) Subject to the rights of the Tenants under the Leases, Buyer shall have the right to commence Buyer’s physical inspection of the Real Property and to undertake any engineering, environmental (including a Phase I investigation for which no separate Seller consent shall be required), soils or other studies of the Real Property (“Work”) immediately after the Opening of Escrow, provided that Buyer gives Seller not less than twenty-four (24) hours prior notice of its intended inspection(s). Buyer’s physical inspection of and/or testing on the Real Property shall be conducted by Buyer, Buyer’s representatives, or authorized agents during normal business hours at times mutually acceptable to Buyer and Seller. Except for a Phase I physical inspection, no invasive testing or boring shall be done without prior written notification to Seller and Seller’s written permission of the same, which Seller may withhold in its sole and absolute discretion.

Seller shall have the right to be present during any environmental investigations of the Real Property. Promptly following completion of the Work, Buyer shall, at its sole cost and expense, remove from the Real Property any and all wastes or drill cuttings generated from its activities and restore the Real Property to its condition as it existed immediately prior to Buyer’s entry to the Real Property. Buyer shall use care and consideration in connection with any of its inspections or tests and Seller shall have the right to be present during any inspection of the Real Property by Buyer or its agents. Buyer shall restore the Real Property to its original condition immediately after any and all tests and/or inspections. If this Agreement is terminated for any reason prior to the Close of Escrow, Buyer shall provide, at no cost to Buyer, Seller with a copy of all reports and studies prepared by or for Buyer in connection with the Real Property provided that Buyer shall not be deemed to make any representation or warranty in connection with the same.

(B) Buyer shall protect, indemnify, defend (with counsel reasonably acceptable to Seller) and hold the Real Property, Seller and Seller’s officers, directors, shareholders, participants, partners, affiliates, employees, representatives, invitees, agents and contractors free and harmless from and against any and all claims, damages, liens, stop notices, liabilities, losses, costs and expenses, including reasonable attorneys’ fees and court costs (collectively “Claims”), resulting from Buyer’s inspection and testing of the Real Property, including, without limitation, repairing any and all damages to any portion of the Real Property, arising out of or related (directly or indirectly) to Buyer’s conducting such inspections, surveys, tests, and studies, except for Claims caused solely by the misconduct or negligence of Seller. The Buyer’s indemnification obligations set forth herein shall survive the Close of Escrow and shall not be merged with the Grant Deed, and shall survive the termination of this Agreement and Escrow prior to the Close of Escrow. Nothing contained herein shall create any liability for Buyer due to its mere discovery of pre-existing conditions affecting the Real Property. The provisions of this Paragraph shall survive the Closing or other termination of this Agreement.

(C) Buyer shall maintain comprehensive liability insurance coverage and commercial automobile insurance coverage each with policy limits in an amount of at least Two Million Dollars ($2,000,000) and workers’ compensation insurance coverage as required by law. Prior to any entry upon the Real Property by Buyer or Buyer’s authorized agents or representatives for any inspection or investigation as provided in this Paragraph, Buyer shall furnish Seller with certificates of insurance evidencing the requisite liability and workers’ compensation insurance referenced above, as well as an endorsement issued by the appropriate insurer, (I) naming Seller and Lewis Operating Corp. (“LOC”) as additional insureds as to the comprehensive liability coverage, (2) indicating that Buyer’s insurance shall be primary coverage and Seller’s and LOC’s insurance shall be excess and non-contributory with regard to claims in connection with Buyer’s activities pursuant to this Agreement, and (3) providing that thirty (30) days’ prior notice shall be given Seller in the event of cancellation or reduction in coverage. All insurance shall be maintained by companies rated no lower than B+ XII as published in “Best’s Key Rating Guide” (provided, however, that if an insurance company has a general policy holder’s rating of at least A-, its financial rating need only be VI or higher) and shall be issued on an occurrence basis and shall provide contractual liability coverage specifically with regard to the indemnity contained in this Paragraph 7.

(D) Buyer and Seller acknowledge that Seller may be required to disclose if the Real Property lies within the following natural hazard areas or zones: (i) a special flood hazard area designated by the Federal Emergency Management Agency (California Civil Code Section 1103(c)(1)); (ii) an area of potential flooding (California Government Code Section 8589.4); (iii) a very high fire hazard severity zone (California Government Code Section 51178 et seq.); (iv) a wild land area that may contain substantial forest fire risks and hazards (Public Resources Code Section 4135); (v) earthquake fault zone (Public Resources Code Section 2622); or (vi) a seismic hazard zone (Public Resources Code Section 2696) (sometimes all of the preceding are herein collectively called the “Natural Hazard Matters”). Escrow Agent is hereby instructed to engage a qualified expert (who, in such capacity, is herein called the “Natural Hazard Expert”) to examine the maps and other information specifically made available to the public by government agencies for the purposes of enabling Seller to fulfill its disclosure obligations, if and to the extent such obligations exist, with respect to the natural hazards referred to in California Civil Code Section 1103 and to report the result of its examination to Buyer and Seller in writing. The written report prepared by the Natural Hazard Expert regarding the results of its full examination will fully and completely discharge Seller from its disclosure obligations referred to herein, if and to the extent any such obligations exist, and, for the purpose of this Agreement, the provisions of Civil Code Section 1103.4 regarding non-liability of Seller for errors or omissions not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above. Buyer agrees to provide Seller with a written acknowledgment of its receipt of the report.

(ii) Buyer’s Review of Title. Prior to the date hereof, Buyer has received a standard preliminary report from the Title Company with respect to the Property, together with the underlying documents relating to the Schedule B exceptions set forth in such report (collectively, the “Title Report”). Buyer shall have until November 1, 2011 (the “Title Review Period”) to give Seller and Escrow Holder written notice (“Buyer’s Title Notice”) of Buyer’s disapproval or conditional approval of any matters shown in the Title Report. The failure of Buyer to give Buyer’s Title Notice on or before the end of the Title Review Period shall be conclusively deemed to constitute Buyer’s approval of the condition of title to the Real Property. If Buyer disapproves or conditionally approves in writing any matter of title shown in the Title Report, then Seller may, but shall have no obligation to, within five (5) days after its receipt of Buyer’s Title Notice (“Seller’s Election Period”), elect to eliminate or ameliorate to Buyer’s satisfaction the disapproved or conditionally approved title matters by giving Buyer written notice (“Seller’s Title Notice”) of those disapproved or conditionally approved title matters, if any, which Seller agrees to so eliminate or ameliorate by the Closing Date; provided, that, Seller shall have no obligation to pay any consideration or incur any liability in order to eliminate or ameliorate such disapproved title matters. Notwithstanding the foregoing or anything in this Agreement to the contrary, Seller shall in all events cure or cause the removal on or prior to the Closing Date of all monetary liens affecting the Property, except for those caused by the acts or omissions of Buyer and matters that are permitted as part of the Approved Condition of Title. If Seller does not elect to eliminate or ameliorate any disapproved or conditionally approved title matters, or if Buyer disapproves Seller’s Title Notice, or if Seller fails to timely deliver Seller’s Title Notice, then Buyer shall have the right, upon delivery to Seller and Escrow Holder on or before the expiration of the Contingency Period of a written notice, to either: (A) waive its prior disapproval, in which event said disapproved matters shall be deemed unconditionally approved; or (B) terminate this Agreement and the Escrow created pursuant hereto. Failure to take either one of the actions described in (A) and (B) above shall be deemed to be Buyer’s election to take the action described in (A) above. If, in Seller’s Title Notice, Seller has agreed to either eliminate or ameliorate to Buyer’s satisfaction by the Closing Date certain disapproved or conditionally approved title matters described in Buyer’s Title Notice, but Seller is unable to do so, then Buyer shall have the right (which shall be Buyer’s sole and exclusive right or remedy for such failure), upon delivery to Seller and Escrow Holder (on or before one (1) Business Day prior to the Closing Date) of a written notice to either: (x) waive its prior disapproval, in which event said disapproved matters shall be deemed approved; or (y) terminate this Agreement and the Escrow created pursuant hereto, in which event Buyer shall be entitled to the return of the Deposit, together with all interest accrued thereon while in Escrow. Failure to take either one of the actions described in (x) and (y) above shall be deemed to be Buyer’s election to take the action described in (x) above. In the event this Agreement is terminated by Buyer pursuant to the provisions of this Paragraph 7(a)(ii), neither party shall have any further rights or obligations hereunder except that the indemnity and insurance obligations of Buyer set forth in Paragraphs 7(a)(1)(B) and (C) above, legal fees in Paragraph 20 below, and the covenants of Buyer set forth in Paragraph 22 below shall survive any such termination.

(iii) Review and Approval of Documents and Materials. Seller has previously delivered to Buyer, or will deliver to Buyer promptly after the Opening of Escrow, those documents and materials respecting the Real Property identified on Exhibit “D” attached hereto (the “Documents and Materials”). The failure of Buyer to disapprove any of the Documents and Materials delivered to Buyer on or before the expiration of the Contingency Period shall be deemed to constitute Buyer’s approval thereof.

(iv) Estoppel Certificates. Prior to 5:00 PM (Pacific Time) on December 6, 2011, Buyer shall have received, executed estoppel certificates (individually, an “Estoppel” and collectively, the “Estoppels”) from (A) Ralphs and Chase Bank plus (B) other Tenants occupying a total of at least 14,800 square feet of gross leasable area (the “Required Estoppel Threshold”), either in the form required by each Tenant’s lease or in the form attached hereto as Exhibit “E” for each respective Tenant. Buyer shall have the right to disapprove any Estoppel only if it reflects that (A) there is a monetary default under the Lease or (B) the information provided on the Rent Roll with respect to such Lease is materially inaccurate (either of which is referred to herein as a “Material Defect”). Buyer’s failure to provide Seller with written notice of its disapproval of an Estoppel pursuant to the terms herein prior to the earlier of (A) three (3) Business Days after Buyer’s receipt of each Estoppel or (B) 5:00 PM (Pacific Time) on December 8,2011 shall be deemed to constitute Buyer’s approval thereof. If any Estoppel reflects a Material Defect, then Seller shall have the right, but not the obligation, to agree to correct such Material Defect at Seller’s expense. If Seller elects to cure any such Material Defect, Buyer shall be deemed to have approved the same and such Estoppel shall be deemed to satisfy the Required Estoppel Threshold. If Seller does not obtain sufficient Estoppels to satisfy the Required Estoppel Threshold by 5:00 PM (Pacific Time) on December 6, 2011, then Seller may, in its sole discretion, elect to provide Tenant with an estoppel certificate containing the information set forth in the form attached hereto as Exhibit “F” (a “Seller Estoppel”), but Seller shall not have any obligation to do so. A maximum of two (2) Seller Estoppels may be included for purposes of satisfying the Required Estoppel Threshold. If Seller delivers an Estoppel from any Tenants subsequent to delivering a Seller Estoppel, which is not inconsistent with the Seller Estoppel, including after the Close of Escrow, then the Seller Estoppel with respect to such Tenant shall be deemed void ab initio and replaced by the Estoppel from Tenant. If (A) Seller does not deliver sufficient Estoppels to satisfy the Required Estoppel Threshold (either from Tenants or Seller Estoppels), or (B) there is a Material Defect in any Estoppel that is needed to satisfy the Required Estoppel Threshold and Seller does not elect to cure such Material Defect, then, Buyer may elect, in its sole discretion: (X) to terminate this Agreement, in which event the Deposit and any interest earned thereon shall be returned to Buyer, this Agreement shall terminate and the parties shall have no further liabilities or obligations hereunder, except as specifically set forth in this Agreement; or (Y) waive such requirement and proceed to Closing.

(v) Seller Deliveries. Seller shall have timely delivered all items required to be delivered pursuant to Section 8 of this Agreement.

If, during the Contingency Period, Buyer determines that it is dissatisfied, in Buyer’s sole and absolute discretion, with any aspects of the Property, and/or its condition or suitability for Buyer’s intended use or development, then Buyer may terminate this Agreement and the Escrow created pursuant hereto by delivering written notice to Seller and Escrow Holder on or before the expiration of the Contingency Period of Buyer’s election to terminate, and in such event, the Deposit shall be returned to Buyer, in accordance with Section 3(a) of this Agreement. If Buyer fails to deliver any such written termination notice to Seller and Escrow Holder on or before the expiration of the Contingency Period, then Buyer shall be conclusively deemed to be satisfied with all aspects of the Property, including, without limitation, the condition and suitability of the Property for Buyer’s intended use, and the Deposit shall become non-refundable to Buyer. Except in the event this Agreement is terminated pursuant to Section 16 hereof due to a default by Seller hereunder, Buyer’s termination of this Agreement shall constitute Buyer’s unconditional waiver and release of any and all claims of any nature that Buyer may have against Seller in connection with this Agreement and the Property.

BUYER HEREBY ACKNOWLEDGES THAT IT HAS READ AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 (“SECTION 1542”), WHICH IS SET FORTH BELOW:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

BY INITIALING BELOW, BUYER HEREBY WAIVES THE PROVISIONS OF SECTION 1542 IN CONNECTION WITH THE MATTERS WHICH ARE THE SUBJECT OF THE FOREGOING WAIVERS AND RELEASES SET FORTH IN THIS PARAGRAPH 7(a).

Buyer’s Initials

(b) Conditions to Seller’s Obligations. Seller’s obligation to consummate the transaction contemplated by this Agreement is subject to the satisfaction of the following conditions for Seller’s benefit (or Seller’s waiver thereof, it being agreed that Seller may waive any or all of such conditions) on or before the dates designated below for the satisfaction of such conditions. If the following conditions are not satisfied, and are not waived by Seller, Seller may elect to terminate this Agreement, and in such event, Buyer shall be entitled to the Deposit and any interest accrued thereon and both Buyer and Seller shall be relieved of all further obligations and liabilities under this Agreement (except for the indemnity and insurance obligations of Buyer set forth in Paragraphs 7(a)(i)(B) and (C), the legal fees in Paragraph 20 below, and the covenants of Buyer set forth in Paragraph 22 below, which shall survive any such termination).

(i) The occurrence or satisfaction by Buyer of all obligations required to be performed by Buyer under this Agreement.

(ii) The Property is encumbered by that certain loan (the “Existing Loan”) as evidenced by that certain Deed of Trust, Assignment of Leases and Rents dated May 9, 2002, and recorded in the Official Records of San Bernardino County, California on May 9, 2002 as Instrument No. 239823 (the “Existing Deed of Trust”) which is subject to certain requirements regarding Seller’s right to pre-pay the principal balance of the Existing Loan. Seller agrees to request a payoff estimate from the lender under the Existing Loan and to use its commercially reasonable efforts, including without limitation the payment of a pre-payment penalty, to secure the right to pre-pay the Existing Loan as of the Closing Date. As of the Closing Date, Seller shall have the unconditional right to pre-pay the Existing Loan prior to its maturity date and secure the release of the Existing Deed of Trust upon terms satisfactory to Seller in its reasonable discretion. If Seller cannot obtain the right to prepay the Existing Loan at or prior to Closing, this Agreement shall terminate, the Deposit shall be returned to Buyer, and the parties shall have no further obligations hereunder, except as otherwise expressly set forth in this Agreement.

8. Deposits by Seller. At least one (1) Business Day prior to the Close of Escrow, Seller shall deposit or cause to be deposited with Escrow Holder the following documents and instruments:

(a) Grant Deed. The Grant Deed, in the form attached hereto as Exhibit “G”, duly executed by Seller and acknowledged.

(b) Seller’s Tax Certificate of Non-Foreign Status. A certificate of non-foreign status (“FIRPTA Certificate”), duly executed by Seller, in the form attached hereto as Exhibit “H”, and a California form 593-W (California Real Estate Withholding Exemption Certificate).

(c) Leases. The Leases.

(d) Assignment of Leases. A counterpart of the Assignment of Leases and Assumption Agreement (“Assignment of Leases”), duly executed by Seller in the form attached hereto as Exhibit “I”, pursuant to which Seller shall assign to Buyer all of Seller’s right, title and interest in and to the Leases.

(e) Notice to Tenants. A letter signed by Seller and addressed to the Tenants advising the Tenants of the sale of the Property and the transfer of any security deposit to Buyer and directing that all future rent payments and other charges are to be forwarded to Buyer at an address to be supplied by Buyer.

(f) General Assignment. A counterpart of the General Assignment (“General Assignment”), duly executed by Seller, in the form attached herein as Exhibit “J”, conveying Seller’s right, title and interest in and to certain intangible personal property identified therein, if any.

(g) Other Instruments. Such other instruments and documents as are required under Paragraph 22(b) hereof.

9. Deposits by Buyer. Buyer shall deposit or cause to be deposited with Escrow Holder the Deposit, which is to be applied towards the payment of the Purchase Price, and the balance of the Purchase Price in the amounts and at the times set forth in Paragraph 3 above. In addition, Buyer shall deposit with Escrow Holder prior to the Close of Escrow the following documents and instruments:

(a) Assignment of Leases. A counterpart of the Assignment of Leases, duly executed by Buyer.

(b) General Assignment. A counterpart of the General Assignment, duly executed by Buyer.

(c) Other Fees. Such other fees, documents and instruments as are required under Paragraphs 10 and 22(b) hereof.

10. Costs and Expenses. The cost of the CLTA portion of the Title Policy shall be paid by Seller, and the premium and any additional costs for the ALTA extended coverage additional to the premium for CLTA coverage, if any, and the cost of any endorsements to the Title Policy, if any, shall be paid by Buyer. The escrow fee of Escrow Holder shall be shared equally by Seller and Buyer. Seller shall pay all documentary transfer taxes and recording fees payable in connection with the recordation of the Grant Deed. Buyer and Seller shall pay, respectively, the Escrow Holder’s customary charges to buyers and sellers for document drafting and miscellaneous charges. If, as a result of no fault of Buyer or Seller, Escrow fails to close, Buyer and Seller shall share equally all of Escrow Holder’s fees and charges.

11. Prorations. The following prorations shall be made between Seller and Buyer on the Close of Escrow, computed as of the Close of Escrow:

(a) Taxes and Assessments. Real and personal property taxes and assessments on the Real Property shall be prorated on the basis that Seller is responsible for (i) all such taxes for the fiscal year of the applicable taxing authorities occurring prior to the “Current Tax Period” (as hereinafter defined) and (ii) that portion of such taxes for the Current Tax Period determined on the basis of the number of days which have elapsed from the first day of the Current Tax Period to the Close of Escrow, inclusive, whether or not the same shall be payable prior to the Close of Escrow. Buyer shall be responsible for all other taxes and assessments including without limitation any reassessment of the Real Property due to the conveyance of the Real Property to Buyer. The phrase “Current Tax Period” refers to the fiscal year of the applicable taxing authority in which the Close of Escrow occurs.

(b) Rents. Rent and other receivables under the Leases (collectively, “Rents”) shall be prorated as of the Close of Escrow on the basis of a thirty (30) day month and a three hundred sixty (360) day year and shall be accounted for as follows:

(i) With respect to Rents due in the month of the Close of Escrow, Buyer shall receive a credit only for such Rents that have been actually collected by Seller prior to the Close of Escrow.

(ii) Seller shall be entitled to all Rents collected after the Close of Escrow that were due and payable prior to the Close of Escrow, and Buyer shall be entitled to all Rents and other receivables accruing after the Close of Escrow.

(iii) All Rents received by Buyer following the Close of Escrow shall first be applied to Rents then currently due and payable for such Tenant; and then to any amounts due and owing to Seller that accrued prior to the Closing Date. After the Close of Escrow, Seller shall have the right to collect Rents that accrued prior to the Close of Escrow, and Buyer shall cooperate with Seller, without cost to Buyer, in collecting such Rents.

(c) Security Deposit. Buyer shall be credited and Seller shall be charged with any security deposit and advanced rentals in the nature of a security deposit made by the Tenants under the Leases, if any, to the extent not applied by Seller to an obligation of any Tenant prior to the Close of Escrow.

(d) Utilities. Gas, water, electricity, heat, fuel, sewer and other utilities and the operating expenses relating to the Property shall be prorated as of the Close of Escrow to that extent such items are not directly paid for by the Tenants under the Leases. If the parties hereto are unable to obtain final meter readings as of the Close of Escrow then such expenses shall be estimated as of the Close of Escrow on the prior operating history of the Property.

(e) Reconciliations.

(i) Calendar Year 2010. To the extent that any Tenant is obligated to make a payment based upon reconciliations required pursuant to its respective Lease, including without limitation real estate taxes, or any declarations of covenants, conditions and restrictions or other recorded documents recorded against title to the Real Property (“Reconciliation Payment”) in connection with calendar year 2010, but such payments are not received by Seller prior to the Close of Escrow, then, upon the Close of Escrow, Buyer shall make a payment to Seller in the amount of all such Reconciliation Payments, and Buyer shall have the right to receive all such Reconciliation Payments from the respective Tenants.

(ii) Calendar Year 2011. To the extent that any Tenant would be obligated to make a Reconciliation Payment for calendar year 2011 based upon Seller’s reasonable estimates of such reconciliations for the period of Calendar year 2011 prior to the Close of Escrow, then upon the Close of Escrow, Buyer shall pay such estimated amounts to Seller, and Buyer shall have the right to receive all such Reconciliation Payments from the respective Tenants.

(f) Escrow Statement. At least one (1) Business Day prior to the Close of Escrow the parties hereto shall agree upon all of the prorations to be made and submit a statement to the Escrow Holder (or sign a statement prepared by Escrow Holder) setting forth the same. In the event that any prorations, apportionments or computations made under this Paragraph shall require final adjustment after the Close of Escrow, then the parties hereto shall make the appropriate adjustments promptly when accurate information becomes available and either party hereto shall be entitled to an adjustment to correct the same. Any corrected adjustment or proration will be paid in cash to the party entitled thereto.

12. Disbursements and Other Actions by Escrow Holder. Upon the Close of Escrow, Escrow Holder shall promptly undertake all of the following in the manner indicated:

(a) Prorations. Prorate all matters referenced in Paragraph 11 based upon the statement delivered into Escrow signed by the parties.

(b) Recording. Cause the Grant Deed and any other documents which the parties hereto may mutually direct, to be recorded in the Official Records.

(c) Funds. Disburse from funds deposited by Buyer with Escrow Holder towards payment of all items chargeable to the account of Buyer pursuant hereto in payment of such costs, including, without limitation, the payment of the Purchase Price to Seller, and disburse the balance of such funds, if any, to Buyer.

(d) Title Policy. Direct the Title Company to issue the Title Policy to Buyer.

(e) Documents to Seller. Deliver to Seller any documents to be delivered to Seller hereunder.

(f) Documents to Buyer. Deliver to Buyer the FIRPTA Certificate and any other documents to be delivered to Buyer hereunder.

13. Seller’s Representations, Warranties and Covenants. Seller hereby makes the following representations and warranties to Buyer as of the Date of this Agreement, each of which is material and being relied upon by Buyer:

(a) Authority. Seller has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Seller is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein.

(b) Foreign Person Affidavit. Seller is not a foreign person as defined in Section 1445 of the Internal Revenue Code. Seller shall provide Buyer with such additional information and affidavits as may be necessary for Buyer to comply with FIRPTA.

(c) Actions. To Seller’s actual knowledge, Seller has not received any written notice of any pending actions or proceedings which would prevent the conveyance of the Property.

(d) Hazardous Materials. To Seller’s actual knowledge, except as disclosed in the Documents and Materials there are no Hazardous Materials (as defined in Paragraph 14(c) below) located on the Real Property in violation of applicable laws in existence as of the date of this Agreement.

(e) Leases. To Seller’s actual knowledge, (i) the Leases delivered by Seller to Buyer are complete copies of the Leases which are in Seller’s possession and (ii) the Schedule of Leases attached hereto as Exhibit “B” identifies all leases affecting the Property as of the Date of this Agreement. Notwithstanding anything in this Agreement to the contrary, Buyer acknowledges that Seller has advised Buyer that the tenant operating as Wienerschnitzel is in default under its lease for failure to pay rent and Seller has commenced exercising its remedies under the lease in connection with such default.

(f) Rent Roll. To Seller’s actual knowledge, the rent roll identified on Exhibit “K” is correct and complete in all material respects.

(g) Documents and Materials. To Seller’s actual knowledge, the Documents and Materials provided by Seller to Buyer hereunder are materially true and correct in all respects.

(h) No On-Site Employees. There are no employees of Seller working at the Property for which Buyer shall have any contractual liability after the Close of Escrow.

(i) Management of Property. Prior to the Close of Escrow, Seller covenants that it shall continue to manage and maintain the Property in a condition, generally consistent with its practices prior to the date hereof, including without limitation, maintenance of Seller’s insurance coverage in effect as of the date hereof.

(j) Utilities. To Seller’s actual knowledge, all water, sewer, gas, electric, telephone, drainage and. other utility equipment, facilities and services required by law or necessary for the operation of the Property as it is now being operated, are installed and connected pursuant to valid permits, to the extent any permits are required.

The term “actual knowledge of Seller,” or similar phrases, as used in this Agreement shall refer to the actual, present knowledge of David L. Linden, Vice President, Director of Asset Management, as of the date of this Agreement without any duty of investigation or inquiry of any kind or nature whatsoever, and “written notice” shall mean written notice actually received by Seller. Buyer agrees that if, at any time after the date of this Agreement, it obtains knowledge of any information which would require the qualification of any of Seller’s representations and warranties for such representation and warranty to be true, it shall immediately notify Seller in writing of such information. If Buyer has knowledge of the incorrectness of any representation or warranty made by Seller in this Agreement and fails to so notify Seller prior to the Closing Date, then such representation or warranty shall be deemed to be stricken from this Agreement ab initio and shall be of no further force or effect.

14. Buyer’s Covenants, Representations and Warranties. In consideration of Seller entering into this Agreement and as an inducement to Seller to sell the Property to Buyer, Buyer makes the following covenants, representations and warranties, each of which is material and is being relied upon by Seller:

(a) Authority. Buyer has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Buyer is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein.

(b) Buyer’s Review and Approval. Seller has previously delivered to Buyer those documents and materials respecting the Real Property identified on Exhibit “D” attached hereto (the “Documents and Materials”). Buyer acknowledges and agrees that it is purchasing the Property based solely upon Buyer’s inspection and investigation of the Property and all documents related thereto, or its opportunity to do so, Buyer is purchasing the Property in an “AS IS, WHERE IS” condition, without relying upon any representations or warranties, express, implied or statutory, of any kind.

(c) Property Management. Buyer acknowledges and agrees that Seller shall not have any liability or obligation in connection with the management or operation of the Property after the Close of Escrow, and that Buyer shall assume all obligations and responsibilities of management and ownership as of the Close of Escrow.

Except as set forth in Paragraph 13 of this Agreement, Buyer shall perform and rely solely upon its own investigation concerning its intended use of the Property, the Property’s fitness therefor, and the availability of such intended use under applicable statutes, ordinances, and regulations. Buyer further acknowledges and agrees that Seller’s cooperation with Buyer in connection with Buyer’s due diligence review of the Property, whether by providing the Title Report or any of the other Documents and Materials, or permitting inspection of the Property, shall not, except as set forth in Paragraph 13 of this Agreement, be construed as any warranty or representation, express or implied, of any kind with respect to the Property, or with respect to the accuracy, completeness, or relevancy of any such documents. Buyer represents and covenants that Seller shall not have any liability, obligation or responsibility of any kind with respect to any of the following: (i) The content or accuracy of any report, study, opinion or conclusion of any soils, toxic, environmental or other engineer or other person or entity who has examined the Property or any aspect thereof; (ii) The content or accuracy of any information released to Buyer by an engineer or planner in connection with the development of the Property; (iii) The availability of building or other permits or approvals for the Property by any state or local governmental bodies with jurisdiction over the Property; (iv) The availability or capacity of sewer, water or other utility connections to the Property; (v) Any of the items delivered to Buyer pursuant to Buyer’s review of the condition of the Property; (vi) The content or accuracy of any other development or construction cost, projection, financial or marketing analysis or other information given to Buyer by Seller or reviewed by Buyer with respect to the Property; or (vii) The presence of any protected, threatened, or endangered organisms, plant life or species on the Property, or the requirements of any governmental agency to mitigate the effects of development of the Property on any such plant life or organism or species.

Without limiting the above, Buyer acknowledges that neither Seller, except as expressly set forth in Paragraph 13, nor any other party has made any representations or warranties, express or implied, on which Buyer is relying as to any matters, directly or indirectly, concerning the Property including, but not limited to, the land, the square footage of the Property, improvements and infrastructure, if any, development rights and exactions, expenses associated with the Property, taxes, assessments, bonds, permissible uses, title exceptions, water or water rights, topography, utilities, zoning of the Property, soil, subsoil, the purposes for which the Property is to be used, drainage, environmental or building laws, rules or regulations, toxic waste or Hazardous Materials or any other matters affecting or relating to the Property. Buyer hereby expressly acknowledges that no such representations have been made. The closing of the purchase of the Property by Buyer hereunder shall be conclusive evidence that (1) Buyer has fully and completely inspected (or has caused to be fully and completely inspected) the Property, (2) Buyer accepts the Property as being in good and satisfactory condition and suitable for Buyer’s purposes, and (3) the Property fully complies with Seller’s covenants and obligations hereunder.

Without relieving Seller of any liability in connection with a breach by Seller of Seller’s representations or warranties set forth in Paragraph 13, without limiting the generality of the foregoing, Buyer hereby expressly waives, releases and relinquishes any and all claims, causes of action, rights and remedies Buyer may now or hereafter have against Seller, and the affiliates, directors, officers, attorneys, employees, partners, shareholders and agents of Seller, whether known or unknown, under any Environmental Law, or common law, in equity or otherwise, with respect to (1) any past, present or future presence or existence of Hazardous Materials on, under or about the Property (including, without limitation, in the groundwater underlying the Property) or (2) any past, present or future violations of any Environmental Laws. For the purposes of this Agreement, the term “Environmental Laws” means any and all federal, state and local statutes, ordinances, orders, rules, regulations, guidance documents, judgments, governmental authorizations, or any other requirements of governmental authorities, as may presently exist or as may be amended or supplemented, or hereafter enacted or promulgated, relating to the presence, release, generation, use, handling, treatment, storage, transportation or disposal of Hazardous Materials, or the protection of the environment or human, plant or animal health, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C.A. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Oil Pollution Act (33 U.S.C. § 2701 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Porter-Cologne Water Quality Control Act (Cal. Wat. Code § 13020 et seq.), the Safe Drinking Water and Toxic Enforcement Act of 1986 (Cal. Health & Safety Code § 25249.5 et seq.), the Hazardous Waste Control Act (Cal. Health & Safe Code § 25100 et seq.), the Hazardous Materials Release Response Plans & Inventory Act (Cal. Health & Safety Code § 25500 et seq.), and the Carpenter-Presley-Tanner Hazardous Substances Account Act (Cal.

Health & Safety Code, § 25300 et seq.). As used herein, the term “Hazardous Material(s)” includes, without limitation, any hazardous or toxic material, substance, irritant, chemical or waste, which is (A) defined, classified, designated, listed or otherwise considered under any Environmental Law as a “hazardous waste,” “hazardous substance,” “hazardous material,” “extremely hazardous waste,” “acutely hazardous waste,” “radioactive waste,” “biohazardous waste,” “pollutant,” “toxic pollutant,” “contaminant,” “restricted hazardous waste,” “infectious waste,” “toxic substance,” or any other term or expression intended to define, list, regulate or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment, (B) toxic, ignitable, corrosive, reactive, explosive, flammable, infectious, radioactive, carcinogenic or mutagenic, and which is or becomes regulated by any local, state or federal governmental authority, (C) asbestos, (D) an oil, petroleum, petroleum based product or petroleum additive, derived substance or breakdown product, (E) urea formaldehyde foam insulation, (F) polychlorinated biphenyls (PCBs), (G) freon and other chlorofluorocarbons, (H) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources, and (I) lead-based paint.

BUYER HEREBY ACKNOWLEDGES THAT IT HAS READ AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 (“SECTION 1542”), WHICH IS SET FORTH BELOW:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

BY INITIALING BELOW, BUYER HEREBY WAIVES THE PROVISIONS OF SECTION 1542 IN CONNECTION WITH THE MATTERS WHICH ARE THE SUBJECT OF THE FOREGOING WAIVERS AND RELEASES SET FORTH IN THIS PARAGRAPH 14:

Buyer’s Initials

The waivers and releases by Buyer-herein contained shall survive the Close of Escrow and the recordation of the Grant Deed and shall not be deemed merged into the Grant Deed upon its recordation.

15. LIQUIDATED DAMAGES. IF PRIOR TO THE CLOSE OF ESCROW, BUYER FAILS TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT WITH RESPECT TO THE CLOSING OF THE ESCROW, THEN BUYER SHALL BE DEEMED TO BE IN DEFAULT UNDER THIS AGREEMENT, AND IN ANY SUCH EVENT, THE ESCROW HOLDER MAY BE INSTRUCTED BY SELLER TO CANCEL THE ESCROW AND SELLER SHALL THEREUPON BE RELEASED FROM ITS OBLIGATIONS HEREUNDER. BUYER AND SELLER AGREE THAT BASED UPON THE CIRCUMSTANCES NOW EXISTING, KNOWN AND UNKNOWN, IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO ESTABLISH SELLER’S DAMAGE BY REASON OF BUYER’S DEFAULT UNDER THIS AGREEMENT. ACCORDINGLY, BUYER AND SELLER AGREE THAT IN THE EVENT OF DEFAULT BY BUYER UNDER THIS AGREEMENT, IT WOULD BE REASONABLE AT SUCH TIME TO AWARD SELLER, AS SELLER’S SOLE AND EXCLUSIVE REMEDY, “LIQUIDATED DAMAGES” EQUAL TO THE AMOUNT REPRESENTED BY THE DEPOSIT PLUS ANY AND ALL ACCRUED INTEREST THEREON. THEREFORE, IF BUYER COMMITS A DEFAULT UNDER THIS AGREEMENT WITH RESPECT TO BUYER’S OBLIGATIONS TO CLOSE THE ESCROW, SELLER MAY INSTRUCT THE ESCROW HOLDER TO CANCEL THE ESCROW WHEREUPON ESCROW HOLDER SHALL IMMEDIATELY PAY OVER TO SELLER THE DEPOSIT, IF HELD BY ESCROW HOLDER, TOGETHER WITH ALL INTEREST ACCRUED THEREON, AND SELLER SHALL BE RELIEVED FROM ALL OBLIGATIONS AND LIABILITIES HEREUNDER, AND, PROMPTLY FOLLOWING ESCROW HOLDER’S RECEIPT OF SUCH INSTRUCTION, ESCROW HOLDER SHALL CANCEL THE ESCROW.

NOTHING CONTAINED IN THIS PARAGRAPH SHALL SERVE TO WAIVE OR OTHERWISE LIMIT SELLER’S REMEDIES OR DAMAGES FOR CLAIMS OF SELLER AGAINST BUYER ARISING

OUT OF PARAGRAPHS 7(a)(i)(B), OR 22 HEREOF OR WAIVE OR OTHERWISE LIMIT SELLER’S RIGHTS TO OBTAIN FROM BUYER ALL COSTS AND EXPENSES OF ENFORCING THIS LIQUIDATED DAMAGE PROVISION, INCLUDING ATTORNEYS’ FEES AND EXPERT COSTS AND FEES, PURSUANT TO PARAGRAPH 20. FURTHERMORE, NOTHING CONTAINED IN THIS PARAGRAPH SHALL SERVE TO WAIVE OR OTHERWISE LIMIT SELLER’S REMEDIES OR DAMAGES AT LAW OR IN EQUITY FOR CLAIMS OF SELLER AGAINST BUYER ARISING OUT OF ANY BREACH OR DEFAULT BY BUYER OF ANY OBLIGATION UNDER THIS AGREEMENT (EXCEPT FOR BUYER’S OBLIGATIONS WITH RESPECT TO THE CLOSING OF THE ESCROW) OR WAIVE OR OTHERWISE LIMIT SELLER’S RIGHTS TO OBTAIN FROM BUYER ALL COSTS AND EXPENSES OF ENFORCING THIS LIQUIDATED DAMAGE PROVISION, INCLUDING ATTORNEYS’ FEES AND EXPERT COSTS AND FEES, PURSUANT TO PARAGRAPH 20.

SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS PARAGRAPH 15 AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

Seller’s Initials	Buyer’s Initials

16. SELLER’S DEFAULT:

(a) IF BUYER IS PREPARED AND WILLING TO PURCHASE THE PROPERTY AND ALL OF THE FUNDS AND OTHER DOCUMENTS AND OTHER ITEMS REQUIRED BY PARAGRAPH 9 ABOVE (INCLUDING, WITHOUT LIMITATION, TENDERING, IN GOOD FUNDS, THE FULL AMOUNT OF THE PURCHASE PRICE), AND SELLER NEVERTHELESS INTENTIONALLY AND WILLFULLY REFUSES TO CONVEY TITLE TO THE PROPERTY TO BUYER, THEN, AND ONLY IN THAT LIMITED CIRCUMSTANCE, BUYER SHALL HAVE THE RIGHT OF SPECIFIC PERFORMANCE AGAINST SELLER AND THE RIGHT TO RECOVER ALL REASONABLE COSTS BUYER ACTUALLY INCURRED IN OBTAINING SUCH SPECIFIC PERFORMANCE (SUCH COSTS TO BE EVIDENCED BY THIRD-PARTY INVOICES).

(b) IF SELLER HAS OTHERWISE BREACHED ANY OF ITS OBLIGATIONS, COVENANTS, REPRESENTATIONS, OR WARRANTIES (A “SELLER’S DEFAULT”), PRIOR TO THE CLOSE OF ESCROW BUYER SHALL SO NOTIFY SELLER AND ESCROW HOLDER IN WRITING STATING, WITH REASONABLE SPECIFICITY, THE NATURE OF SELLER’S BREACH. IF SELLER HAS NOT CURED SUCH BREACH WITHIN THIRTY (30) DAYS AFTER ITS RECEIPT OF SUCH WRITTEN NOTICE FROM BUYER, BUYER’S SOLE REMEDY SHALL BE TO SO NOTIFY ESCROW HOLDER THAT BUYER ELECTS TO TERMINATE THIS AGREEMENT BY WRITTEN NOTICE CONTAINING AN EXECUTED BUYER’S RELEASE AND (A) UPON RECEIPT OF SUCH NOTICE WITH BUYER’S RELEASE, ESCROW HOLDER SHALL RETURN TO EACH PARTY ALL SUMS AND DOCUMENTS PREVIOUSLY DEPOSITED WITH ESCROW HOLDER BY THAT PARTY, AND (B) UPON SELLER’S RECEIPT OF THE EXECUTED BUYER’S RELEASE FROM ESCROW HOLDER, SELLER (I) SHALL IMMEDIATELY RETURN TO BUYER ANY PORTION OF THE DEPOSIT PREVIOUSLY RECEIVED BY SELLER, (II) SHALL PAY TO BUYER ALL OF THE COSTS, NOT TO EXCEED FIFTY THOUSAND DOLLARS ($50,000.00), BUYER HAS ACTUALLY INCURRED IN CONNECTION WITH ITS INVESTIGATIONS OF THE PROPERTY, SUCH COSTS TO BE EVIDENCED BY THIRD-PARTY INVOICES SUBMITTED TO SELLER, AND (III) SHALL PAY THE FULL AMOUNT OF ALL ESCROW

COSTS, IF ANY, INCURRED THROUGH THE DATE OF CANCELLATION. ALL OTHER DIRECT, CONSEQUENTIAL, OR SPECIAL DAMAGES, AND ANY OTHER REMEDY AT LAW OR IN EQUITY, INCLUDING THE RIGHT TO SEEK SPECIFIC PERFORMANCE OR TO RECORD A LIS PENDENS, ARE EXPRESSLY WAIVED BY BUYER. BUYER ACKNOWLEDGES THAT THE PROPERTY IS NOT UNIQUE AND THAT THE DAMAGE REMEDY PROVIDED ABOVE IS ADEQUATE TO COMPENSATE BUYER IN THE EVENT OF SELLER’S DEFAULT. THEREAFTER, BUYER SHALL HAVE NO FURTHER RIGHTS OR REMEDIES AGAINST SELLER AND/OR THE PROPERTY AND NEITHER PARTY SHALL HAVE ANY FURTHER OBLIGATION TO THE OTHER UNDER THIS AGREEMENT. BUYER HEREBY WAIVES CALIFORNIA CIVIL CODE SECTION 3389.

Buyer’s Initials	Seller’s Initials

17. Damage or Condemnation Prior to Close of Escrow.

(a) Condemnation. Should the Property or any portion thereof be taken by condemnation or conveyed under the threat of condemnation prior to Closing, then, in any of such events, Buyer may, at its option, elect to: (i) terminate this Agreement by notifying Seller in writing at any time prior to the last date for Closing as provided for above, in which case the Deposit shall be refunded to Buyer promptly upon request, and all rights and obligations of the parties under this Agreement shall expire, and this Agreement shall become null and void; or (ii) proceed to Closing, in which event the Purchase Price shall be reduced by the total of any awards or other proceeds actually received by Seller on or before the date of Closing with respect to any taking, and at Closing Seller shall assign to Buyer all of its right to any and all awards or other proceeds paid or payable thereafter by reason of any taking.

(b) Casualty. Except as provided in any indemnity provisions of this Agreement, Seller shall bear all risk of loss with respect to the Property up to and including the Closing Date. Notwithstanding the foregoing, in the event of damage to the Property by fire or other casualty on or prior to the Closing Date, repair of which would cost One Hundred Thousand Dollars ($100,000) or less (as determined by Seller in its reasonable, good faith estimation), such repairs that would take less than three (3) months to effectuate, and which repairs will not result in the termination of the Ralphs Lease, or more than seventy-five percent (75%) of the other leases, Buyer shall not have the right to terminate its obligations under this Agreement by reason thereof, but Seller shall assign and transfer to Buyer, on the Closing Date, all of the Seller’s right, title and interest in and to all insurance proceeds paid or payable to Seller on account of such fire or casualty (including, without limitation, a credit on the closing statements equal to the amount of the deductible with respect thereto). In the event of a casualty described in the preceding sentence, this transaction shall proceed to Closing and there shall be no reduction in the Purchase Price by reason of such damage (except for the credit to the Buyer for the amount of the Seller’s deductible). Seller shall promptly notify Buyer in writing of any such fire or other casualty, and Seller’s determination of the cost to repair the damage caused thereby. In the event of damage to the Property by fire or other casualty prior to the Closing Date, repair of which would cost in excess of One Hundred Thousand Dollars ($100,000) (as determined by Seller in its reasonable, good faith estimation), such repairs will take more than three (3) months to effectuate, or such repairs will result in the termination of the Ralphs Lease, or more than seventy-five percent (75%) of the other leases, then this Agreement may be terminated at the option of Buyer, which option shall be exercised, if at all, by Buyer’s written notice thereof to Seller within ten (10) days after Buyer receives written notice of such fire or other casualty and Seller’s determination of the amount of such damages. Upon the exercise of such option by Buyer, this Agreement shall become null and void, the Deposit shall be promptly returned to Buyer and both parties shall be relieved from all further obligations hereunder, except as provided in any indemnity and non disclosure provisions of this Agreement. If Buyer does not timely elect to terminate this Agreement, then Seller shall assign and transfer to Buyer on the Closing Date all of Seller’s right, title and interest in and to all insurance proceeds paid or payable to Seller on account of such fire or casualty together with a credit at Closing equal to the amount of the deductible relating thereto, in which case this transaction shall proceed to Closing and there shall be no reduction in the Purchase Price by reason of such damage (except for the credit to Buyer for the amount of the deductible).

18. Notices. All notices, approvals, demands, or other communications required or permitted hereunder shall be in writing, and shall be personally delivered or sent by a nationally recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, or delivered or sent by telecopy facsimile and shall be deemed received upon the earlier of (i) if personally delivered or sent by overnight courier, the date of delivery to the address of the person to receive such notice, (ii) if mailed, three (3) Business Days after the date of posting by the United States post office, or (iii) if given by telecopy facsimile or electronic mail, when sent with original documentation to follow via overnight courier, as applicable. Any notice, request, demand, direction or other communication sent by telecopy facsimile must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing. All notices to Seller shall be sent to Seller’s Address with a copy to Seller’s Counsel’s Address. All notices to Buyer shall be sent to Buyer’s Address. All notices to Escrow Holder shall be sent to Escrow Holder’s Address. If the date on which any notice to be given hereunder falls on a Saturday, Sunday or legal holiday, then such date shall automatically be extended to the next Business Day immediately following such Saturday, Sunday or legal holiday. Notice of change of address shall be given by written notice in the manner detailed in this Paragraph. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

19. Brokers. Upon the Close of Escrow, Seller shall pay a real estate brokerage commission to CB Richard Ellis with respect to this transaction in accordance with Seller’s separate agreement with said broker and Seller hereby agrees to indemnify and hold Buyer free and harmless from such commission obligations. If any additional claims for brokers’ or finders’ fees for the consummation of this Agreement arise, then Buyer hereby agrees to indemnify, save harmless and defend Seller from and against such claims if they shall be based upon any statement or representation or agreement by Buyer, and Seller hereby agrees to indemnify, save harmless and defend Buyer if such claims shall be based upon any statement, representation or agreement made by Seller.

20. Legal Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants or agreements or any inaccuracies in any of the representations and warranties on the part of the other party arising out of this Agreement or any other dispute between the parties concerning this Agreement or the Property, then in that event, the prevailing party in such action or dispute, whether by final judgment or out of court settlement, shall be entitled to have and recover of and from the other party all costs and expenses of suit, including reasonable attorneys’ fees. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including reasonable attorneys’ fees (collectively “Costs”) incurred in enforcing, perfecting and executing such judgment. For the purposes of this Paragraph, Costs shall include, without limitation, attorneys’ and experts’ fees, expert witness fees, costs and expenses incurred in the following: (i) post judgment motions; (ii) contempt proceeding; (iii) garnishment, levy, and debtor and third party examination; (iv) discovery; and (v) bankruptcy litigation. This Paragraph shall survive any termination of this Agreement prior to the Close of Escrow and shall also survive the recordation of the Grant Deed and the Close of Escrow and shall not be deemed merged into the Grant Deed upon its recordation.

21. Assignment. Buyer shall not assign, transfer or convey its rights and/or obligations under this Agreement and/or with respect to the Property without the prior written consent of Seller, which consent Seller may withhold in its sole, absolute and subjective discretion, provided, that, Buyer is not required to obtain Seller’s consent to a proposed assignment of this Agreement if the proposed assignee assumes all of the obligations of Buyer under this Agreement and such assignment is to an Affiliate of Buyer (for the purposes hereof, an “Affiliate” shall mean a legal entity under common management or control with Buyer. Buyer agrees to deliver to Seller, at least five (5) Business Days prior to the Closing Date, such documentation and other evidence Seller may request in a form reasonably satisfactory to Seller which substantiates that an assignment by Buyer to an Affiliate satisfies the above parameters and reflects that the assignee has assumed all of the obligations of Buyer under this Agreement. Buyer shall deposit the original documents provided for in the preceding sentence with Escrow Holder for delivery to Seller upon the Close of Escrow. Except as specifically set forth above, any attempted assignment without the prior written consent of Seller shall be void and Buyer shall be deemed in default hereunder. Any permitted assignments shall not relieve, alter or release the assigning party from its primary liability under this Agreement.

22. Confidentiality. Except as specifically provided herein, Buyer shall not disclose any of the terms or provisions of this Agreement prior to the Close of Escrow to any person or entity not a party to this Agreement, nor shall Buyer issue any press releases or make any public statements relating to this Agreement or Buyer’s intended use of the Property, and Buyer shall keep all materials provided or made available to Buyer by Seller, and all materials generated by Buyer in the course of conducting its inspections, review of books and records, and other due diligence activities relating to the Property (including, without limitation, matters relating to the environmental condition of the Property), whether obtained through documents, oral or written communications, or otherwise (collectively, the “Information”), in the strictest confidence; provided, however, Buyer may make necessary disclosures to potential lenders, partners, and attorneys. Under no circumstances shall any of the Information be used for any purpose other than the investigation of the Property in connection with its purchase by Buyer as contemplated under this Agreement. Upon the conclusion of Buyer’s examination, Buyer shall return to Seller all original materials, together with any copies made by Buyer, and all copies of any reports or compilations of data generated from materials or other Information provided to Buyer, and Buyer will cause third parties acting on behalf of Buyer to deliver to Seller all such materials in their possession.

23. Miscellaneous

(a) Survival of Covenants. The covenants, representations and warranties of Buyer set forth in this Agreement shall survive the recordation of the Grant Deed and the Close of Escrow and shall not be deemed merged into the Grant Deed upon its recordation. The covenants, representations and warranties of Seller set forth in this Agreement shall survive the recordation of the Grant Deed and the Close of Escrow for. a period of ninety (90) days. There shall be a right to bring an action under this Paragraph only if Buyer has given Seller written notice of the circumstances giving rise to the alleged breach within such 90-day period. Notwithstanding anything in this Agreement to the contrary, Seller’s total liability under this Agreement in the event that Buyer makes a claim against Seller based upon a breach or default of Seller under this Agreement that Buyer first has knowledge of after the respective Close of Escrow shall not exceed $200,000 in the aggregate (i.e., the amount of Seller’s liability under this Agreement in such event shall not exceed $200,000). Buyer acknowledges and agrees that the limitation provided for in this Paragraph 23(a) is a material part of the consideration provided to Seller in connection with Seller’s approval of the terms of this Agreement.

(b) Required Actions of Buyer and Seller. Buyer and Seller agree to execute such instruments and documents and to diligently undertake such actions as may be required in order to consummate the purchase and sale herein contemplated and shall use good faith efforts to accomplish the Close of Escrow in accordance with the provisions hereof.

(c) Notice of Special Tax. Promptly after Opening of Escrow, Buyer shall provide Seller with an executed original of the Notice of Special Tax generally in the form attached hereto as Exhibit “L” if applicable to the Property. Buyer shall execute the same and return it to Seller within five (5) Business Days after Buyer’s receipt.

(d) Time of Essence. Time is of the essence of each and every term, condition, obligation and provision hereof. All references herein to a particular time of day shall be deemed to refer to time in the Pacific time zone.

(e) Counterparts. Notwithstanding that this document is referred to as this “Agreement,” this document if it is executed by only one party is merely an offer which shall not be a binding agreement unless and until the other party timely executes and delivers this Agreement to the offering party in the manner required by such offering party. This Agreement may be executed in any number of identical counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall constitute but one and the same instrument. Any signature page of this instrument may be detached from any counterpart without impairing the legal effect of any signatures thereof, and may be attached to another counterpart, identical in form thereto, but having attached to it one or more additional signature pages.

(f) Captions. Any captions to, or headings of, the Paragraphs or subparagraphs of this Agreement are solely for the convenience of the parties hereto, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

(g) No Obligations to Third Parties. Except as otherwise expressly provided herein, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties thereto, to any person or entity other than the parties hereto.

(h) Exhibits. The Exhibits attached hereto are hereby incorporated herein by this reference for all purposes. Any terms that are capitalized but not defined in the Exhibits shall have the meanings provided for in this Agreement.

(i) Amendment to this Agreement. The terms of this Agreement may not be modified or amended except by an instrument in writing executed by each of the parties hereto.

(j) Waiver. The waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any future breach of any such provision or any other provision hereof.

(k) Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

(l) Fees and Other Expenses. Except as otherwise provided herein, each of the parties shall pay its own fees and expenses in connection with this Agreement.

(m) Entire Agreement. This Agreement supersedes any prior agreements, negotiations and communications, oral or written, including any letter of intent or letter of understanding previously executed by such parties, if any, and contains the entire agreement between Buyer and Seller as to the subject matter hereof. No subsequent agreement, representation, or promise made by either party hereto, or by or to an employee, officer, agent or representative of either party shall be of any effect unless it is in writing and executed by the party to be bound thereby.

(n) Partial Invalidity. If any portion of this Agreement as applied to either party or to any circumstances shall be adjudged by a court to be void or unenforceable, such portion shall be deemed severed from this Agreement and shall in no way effect the validity or enforceability of the remaining portions of this Agreement.

(o) Successors and Assigns. Subject to the provisions of Paragraph 21 hereof, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

(p) Business Days. In the event any date described in this Agreement relative to the performance of actions hereunder by Buyer, Seller and/or Escrow Holder falls on a Saturday, Sunday or legal holiday, such date shall be deemed postponed until the next Business Day thereafter.

(q) Independent Counsel. Buyer and Seller each acknowledge that: (i) they have been represented by independent counsel in connection with this Agreement; (ii) they have executed this Agreement with the advice of such counsel; and (iii) this Agreement is the result of negotiations between the parties hereto and the advice and assistance of their respective counsel. The fact that this Agreement was prepared by Seller’s counsel as a matter of convenience shall have no import or significance. Any uncertainty or ambiguity in this Agreement shall not be construed against Seller because Seller’s counsel prepared this Agreement in its final form.

(r) Backup Offers. Prior to the expiration of the Contingency Period, Seller shall have the right to accept backup offers for the sale of the Property, may continue to market the Property and negotiate with third parties concerning the sale of the Property, and Seller is entitled to execute “backup” agreements and offers for the sale of the Property, which agreements and/or offers shall be subject to Buyer’s full and timely performance under this Agreement.

(s) No Recorded Memorandum. Buyer shall not record this Agreement or any short form memorandum of this Agreement.

(t) Faxed or E-Mailed Signatures. The parties agree that faxed or e-mailed signatures may be used to expedite the transaction contemplated by this Agreement. Each party intends to be bound by its signatures transmitted via electronic mail or telecopy facsimile and each is aware that the other will rely on the faxed signature and each acknowledges such reliance and waives any defenses to the enforcement of the documents effecting the transaction contemplated by this Agreement based on a faxed signature.

(u) Joint and Several. If more than one individual is identified as Buyer in this Agreement, each individual executing this Agreement shall be jointly and severally responsible and liable for each of the covenants, obligations and liabilities arising under or in the connection with this Agreement.

(v) Interpretation. Buyer and Seller acknowledge and agree that each has been given the opportunity to review this Agreement independently with legal counsel and other professionals of each party’s own choosing, and/or has the requisite experience and sophistication to understand, interpret, and agree to the particular language of the provisions hereof. All words, unless otherwise specifically defined in this Agreement, shall have their ordinary meanings as set forth in any dictionary of American English in common usage; there are no secret or code words. Any capitalized word, term, or phrase not otherwise defined in any exhibit shall have the meaning assigned to it in this Agreement. The parties have equal bargaining power, and intend the plain meaning of the provisions herein. In the event of an ambiguity in or dispute regarding the interpretation of same, the interpretation of this Agreement shall not be resolved by any rule of interpretation providing for interpretation against the party who causes the uncertainty to exist or against the draftsman. All exhibits attached to this Agreement are hereby incorporated as part of this Agreement. All such exhibits will be properly completed to the extent they are listed as closing documents in Paragraphs 8 and 9 above and their proper completion and delivery to the appropriate party, as otherwise provided in Paragraphs 8 and 9 above, shall be a condition of the Close of Escrow. The parties agree to cooperate with each other and use their respective reasonable commercial efforts to complete and deliver such exhibits upon the Close of Escrow.

24. Dispute Resolution; Jury Trial Waiver

(a) Each controversy, dispute, or claim between Buyer and Seller arising out of or relating to this Agreement, which controversy, dispute, or claim is not settled in writing within thirty (30) days after the “Claim Date” (defined as the date on which either Buyer or Seller gives written notice to the other that a controversy, dispute, or claim exists), will be settled by a reference proceeding in California, without a jury, in accordance with the provisions of Section 638, et seq. of the California Code of Civil Procedure (“CCP”). or their successor sections, which shall constitute the exclusive remedy for the settlement of any controversy, dispute, or claim concerning this Agreement, including whether such controversy, dispute, or claim is subject to such reference proceedings. The referee shall be a retired Judge of the Superior Court in San Bernardino County (the “Court”) selected by mutual agreement of Buyer and Seller, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his or her representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP §170.6. The referee shall (i) be requested to set the matter for hearing within sixty (60) days after the Claim Date, and (ii) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding, and conclusive and judgment shall be entered pursuant to CCP §644 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice the Claim Date by filing a petition for a hearing and/or trial. All discovery permitted herein shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party’s refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to “priority” in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within fourteen (14) days after service. All disputes relating to discovery which cannot be resolved by Buyer and Seller shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Court is empowered to issue temporary and/or provisional remedies, as appropriate.

(b) Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

(c) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue written findings of fact and conclusions of laws, a written statement of decision, and a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. Buyer and Seller expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. Buyer and Seller expressly reserve the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(d) WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, BUYER AND SELLER EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING, OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BUYER AND SELLER EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A REFERENCE AS PROVIDED ABOVE BUT THIS WAIVER SHALL BE EFFECTIVE EVEN IF, FOR ANY REASON WHATSOEVER, SUCH CLAIM OR CAUSE OF ACTION CANNOT BE TRIED BY SUCH REFERENCE. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS PARAGRAPH AS TO ANY ACTION, COUNTERCLAIM, OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT.

25. Mutual 1031 Exchange Provision. Seller and Buyer (as applicable, the “Exchanging Party”) may structure its disposition or acquisition of the Property as a tax-deferred exchange (“Exchange”) pursuant to Section 1031 of the Internal Revenue Code. If either party elects to undertake an Exchange, the following terms shall apply: (a) the Exchanging Party, at its option, may assign its right in, and delegate its duties (in part or in whole) under, this Agreement, as well as the transfer of its interest in the Property, to an exchange accommodator (“Accommodator”) selected by the Exchanging Party, and the Exchanging Party may add the Accommodator as an additional party to the Escrow; (b) Accommodator shall have no liability to the party not involved in the particular exchange (the “Other Party”); (c) subject to the other terms of this Paragraph 25, the Other Party agrees to cooperate with the Exchanging Party in connection with the Exchange, including the execution of documents (including, but not limited to, escrow instructions and amendments to escrow instructions) therefor; (d) the Other Party shall in no way be obligated to pay any escrow costs, brokerage commissions, title charges, survey costs, recording costs or other charges incurred with respect to the Exchanging Party’s replacement property in the Exchange; (e) the Close of Escrow shall not be contingent or otherwise subject to the consummation of the Exchange; (f) Escrow shall timely close in accordance with the terms of this Agreement notwithstanding any failure, for any reason, of the consummation of the Exchange; (g) the Other Party shall have no responsibility or liability on account of the Exchange to any third party involved in the Exchange; (h) the Other Party shall not be required to make any representations or warranties nor assume any obligations, nor spend any out-of-pocket sum in connection with the Exchange; (i) all representation, warranties, covenants and indemnification obligations of the Exchanging Party to the Other Party whether set forth in this Agreement or otherwise existing at law or at equity, shall inure to the benefit of the Other Party, notwithstanding the Exchange; (j) all representations, warranties, covenants and indemnification obligations of the Other Party to the Exchanging Party whether set forth in this Agreement or otherwise existing at law or at equity, shall inure to the benefit of the Exchanging Party, notwithstanding the Exchange; (k) the Exchanging Party shall indemnify, protect, defend and hold the Other Party harmless from and against any and all causes of action, claims, demands, liabilities, costs and expenses, including actual attorneys’ fees and costs, incurred by the Other Party in connection with any third party claims which may arise as a result of or in connection with the Exchange.

26. Rule 3-14 Audit and SEC Filing Requirements. Prior to the Closing Date and for a period of thirty (30) days after the Close of Escrow, Buyer’s auditor may conduct an audit, if required of Buyer pursuant to Rule 3-14 of Securities and Exchange Commission Regulation S-X as such requirement is reasonably demonstrated by Buyer to Seller (the “Audit”), of the income statements of the Property for the last complete fiscal year immediately preceding the Closing Date and the stub period through the Closing Date (the “Audit Period”). Seller shall reasonably cooperate (at no cost to Seller) with Buyer’s auditor in the auditor’s review of the documents needed to perform the Audit. Without limiting the foregoing, in connection with an Audit (a) Buyer or its designated independent or other auditor may audit the operating statements of the Property, at Buyer’s expense and, upon Buyer’s prior written request, Seller, without making any representation or warranty regarding the same, shall allow Buyer’s auditors reasonable access to such books and records maintained by Seller in respect to the Property and pertaining to the Audit Period as necessary to conduct the Audit; and (b) Seller shall provide to Buyer such existing financial information regarding the Property as may be reasonably required by Buyer’s auditors to conduct the Audit ; provided, however, that the obligations of Seller under this Paragraph 26,, shall be limited to providing such information or documentation as may be in the possession or control of Seller, the Seller’s accountants or the applicable property or asset manager, at no cost to any of such parties, and in the format that Seller has maintained such information, without any representation or warranty from Seller or any other party except that Seller does represent to Buyer that to the actual knowledge of Seller the documents and information regarding the Property to be provided to Buyer’s auditor will be materially true and correct in all respects. Notwithstanding anything in this Agreement to the contrary, all of Seller’s obligations under this Paragraph 26 shall terminate on the date that is thirty (30) days after the Close of Escrow. Except as expressly provided for in this Paragraph 26, Buyer acknowledges that all such information shall be provided to Buyer on an “AS IS” basis, and Seller shall not have any liability or obligation in connection with any information obtained in connection with any audit, and Buyer hereby waives any and all rights in connection with the same.

BUYER HEREBY ACKNOWLEDGES THAT IT HAS READ AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 (“SECTION 1542”), WHICH IS SET FORTH BELOW:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

BY INITIALING BELOW, BUYER HEREBY WAIVES THE PROVISIONS OF SECTION 1542 IN CONNECTION WITH THE MATTERS WHICH ARE THE SUBJECT OF THE FOREGOING WAIVERS AND RELEASES SET FORTH IN THIS PARAGRAPH 26.

Buyer’s Initials

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

“Buyer”	TNP ACQUISITIONS, LLC, a Delaware limited liability company

By:
		Print Name:	James Wolford
Print Title:

“Seller”	LHC MORNINGSIDE MARKETPLACE, LLC, a Delaware limited liability company

	By:	LEWIS OPERATING CORP., a California corporation

By:
			Print Name:	David L. Linden
			Print Title:	Authorized Agent

By:
			Print Name:	Kenneth P. Corhan
			Print Title:	Authorized Agent

Acceptance by Escrow Holder:

Chicago Title Company hereby acknowledges that it has received originally executed counterparts or a fully executed original of the foregoing Agreement of Purchase and Sale and Joint Escrow Instructions and agrees to act as Escrow Holder thereunder and to be bound by and perform the terms thereof as such terms apply to Escrow Holder.

Dated:	CHICAGO TITLE COMPANY

By:
Name:
Its: Authorized Agent

EXHIBIT “A”

LEGAL DESCRIPTION OF PROPERTY

PARCELS 1 TO 8, INCLUSIVE, OF PARCEL MAP NO. 15420, IN THE CITY OF FONTANA, COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA, AS PER PLAT RECORDED FEBRUARY 21, 2001, IN BOOK 191, OF PARCEL MAPS, PAGES 100 TO 102, RECORDS OF SAID COUNTY.

EXHIBIT “A”

EXHIBIT “B”

SCHEDULE OF LEASES

1.	Lease dated January 27, 2000 with Ralphs Grocery Company, a Delaware corporation

2.	Lease dated August 23, 2011 with Washington Mutual Bank, FA, as amended with successor in interest, JP Morgan Chase Bank, National Association

3.	Lease dated August 12, 2001 with Renfield, Inc. (dba Wienerschnitzel), as amended

4.	Ground Lease dated March 7, 2001 with Chevron U.S.A., Inc., a Pennsylvania corporation

5.	Lease dated June 21, 2001 with KFC of America, Inc., a California corporation

6.	Lease dated May 14, 2002 with Raquel Guillen (dba Taco Factory)

7.	Lease dated May 7, 2007 with Evangeline A. Gimbel, as amended

8.	Lease dated May 16, 2001 with Ziad Musa and Patricia Musa (dba Hair Charisma), as amended

9.	Lease dated August 16, 2010 with Dien Mach and Chanh Mach (dba The Nail Studio), as amended

10.	Lease dated March 21, 2005 Cleaners Club, Inc., a California corporation dba “Cleaners Club” (Morningside Cleaners), as amended

11.	Lease dated April 22, 2011 with Angela Arvanitis (dba Pizza 101)

12.	Lease dated June 20, 2001 with CA Business Systems Enterprise, Inc., a California corporation (dba Great Clips for Hair), as amended

13.	Lease dated November 20, 2001 with David Chang (dba Express Donuts), as amended

14.	Lease dated February 5, 2001 with Anju Shah & Sandeep Shah, Rajiv Bhagat & Punam Bhagat dba Morningside Marketplace Dental, as amended

15.	Lease dated July 19, 2001 with Luter Investments, Inc., a California corporation (dba Togo’s / Baskin-Robbins), as amended

16.	Lease dated May 18, 2001 with Hsiung I. Hsung (dba Magic Wok)

EXHIBIT “B”

EXHIBIT “C”

SCHEDULE OF PERSONAL PROPERTY

None

EXHIBIT “C”

EXHIBIT “D”

DOCUMENTS AND MATERIALS

EXHIBIT “D”

EXHIBIT “D”

EXHIBIT “D”

Due Diligence

ALTA

Morningside ALTA dated April 8, 2002

Financials

2009 Annual Secured Property Tax Bill

Morningside Marketplace Sales Report as of December 2010

Ralphs Sales Reports 2006 - 2010

Aged Delinquencies March 2011

2008 CAM Reconciliation

2009 CAM Reconciliation

Security Deposits Ledger

Statement of Operations Month Ending September 2010

Statement of Operations Month Ending November 2010

Statement of Operations Month Ending December 2008

Statement of Operations Month Ending December 2009

Rent Roll 9-22-2010

Rent Roll 11-16-10

Lease Documents

Lease - Chevron

Lease - Dentist

Lease Dr. Gimbel

Lease - Express Donuts

Lease - Avaritis dba Pizza 101

Lease - Great Clips

Lease Hair Charisma

Lease - KFC-Pizza Hut

Lease - Majic Wok

Lease - Morningside Cleaners

Lease - Nail Studio

Lease - Ralphs Grocery Company - January 27 2000

Lease - Taco Factory

Lease - Togos Baskin Robbins

Lease - Washington Mutual Bank FA

Lease - Weinerschnitzel

Service Agreements

Service Agreements

1) Mission Landscape Services, Inc.

2) Select ACR, Inc. (HVAC Services)

3) JMG Security Systems, Inc.

4) Executive Lighting Services

5) Camino Vista Sweeping and Maintenance Services

6) Dewey Pest Control

Third Party Reports

County Fire Department Correspondence

Final Compaction Report dated November 7, 2001

Geotechnical Report dated February 7, 2000

Phase I report dated February 1, 2000

Title

Preliminary Title Report Dated 11-04-10

EXHIBIT “D”

INCLUDING THE FOLLOWING UPDATES:

Due Diligence

ALTA

Morningside ALTA - (9.42 Mb)

Financials

2009 Annual Secured Property Tax Bill - (1.29 Mb)

25170 Net Sales - (13 Kb)

25170 Rent Roll 09-11 - (16 Kb)

25170 Sales 7-2011 - (8 Kb)

25170 Sales Reports 10-11-10 - (38 Kb)

25170 Sales Reports 12-10 - (38 Kb)

Aged Delinquencies - (375 Kb)

AR Morningside Marketplace 7-2011 - (184 Kb)

CAM 25170 445-2008 - (631 Kb)

CAM 25170 445-2009 - (773 Kb)

CM Security Deposits Ledger - (2.03 Mb)

Morningside Marketplace - 0811 - (24 Kb)

Morningside Marketplace - 0910 - (29 Kb)

Morningside Marketplace - 1110 - (28 Kb)

Morningside Marketplace - 1208 - (138 Kb)

Morningside Marketplace - 1209 - (31 Kb)

Ralphs Sales 2006-2010 - (177 Kb)

Receivables 3-2011 - (1.21 Mb)

Rent Roll 09_22_2010 - (52 Kb)

Rent Roll 7-2011 - (68 Kb)

Rent RoIl - (107 Kb)

Lease Documents

Chase Renewal MMP Executed 8-19-11 - (184 Kb)

Executed Togo s Amendment - (564 Kb)

Executed Cleaners Amendment - (128 Kb)

Executed Express Donuts Amendment 9-2-11 - (121 Kb)

Executed Great Clips Amendment - (69 Kb)

Executed Magic Wok Amendment - (70 Kb)

Great Clips Lease Pg. 1 - (54 Kb)

Hair Charisma Lease Pg. 1 - (45 Kb)

Lease - Chevron - (8.25 Mb)

Lease - Dentist - (25.43 Mb)

Lease - Dr Gimbel - (25.98 Mb)

Lease - Express Donuts - (25.71 Mb)

Lease - Figaro s Pizza - (29.22 Mb)

Lease - Great Clips - (19.17 Mb)

Lease - Hair Charisma - (20.18 Mb)

Lease - KFC-Pizza Hut - (24.51 Mb)

Lease - Majic Wok - (20.04 Mb)

Lease - Morningside Cleaners - (24.85 Mb)

Lease - Nail Studio - (36.15 Mb)

Lease - Pizza 101 - (6.93 Mb)

Lease - Ralphs Grocery Company - January 27 2000 - (12.11 Mb)

Lease - Taco Factory - (25.36 Mb)

Lease - Togos Baskin Robbins - (37.30 Mb)

Lease - Washington Mutual Bank FA - (42.59 Mb)

Lease - Weinerschnitzel - (44.16 Mb)

EXHIBIT “D”

MMP LOI Dr Daniels 1-19-11 - (276 Kb)

Togo s-Baskin Assignment - (560 Kb)

Wienerschnitzel 3rd Amendment - (186 Kb)

Service Agreements

Service Agreements - (4.35 Mb)

Third Party Reports

County Fire Dept Correspondence - (106 Kb)

Final Compaction Report-Morningside Mktplc - (1.35 Mb)

Geotechnical Report-Morningside Mktplc - (2.30 Mb)

Phase I report - Morningside Marketplace - (2.11 Mb)

Title

Prelim Title Report - (240 Kb)

EXHIBIT “D”

EXHIBIT “E”

TENANT’S ESTOPPEL CERTIFICATE

TENANT:
PROJECT:

TENANT ESTOPPEL CERTIFICATE

To: KeyBank National Association, as Agent, its successors and assigns

Re:	Lease Pertaining to (the “Project”)

Ladies and Gentlemen:

The undersigned, as tenant (“Tenant”), hereby states and declares as follows:

1.	Tenant is the lessee under that certain lease (the “Lease”) pertaining to the Project which is dated .

2.	The name of the current Landlord is: .

3.	The Lease is for the following portion of the Project (address) (the “Demised Premises”) (if the entire Project, so state):

4.	The Lease has not been modified or amended except by the following documents (if none, so state):

5.	The term of the Lease commenced on , and shall expire on , , unless sooner terminated in accordance with the terms of the Lease. Tenant has no option to renew or extend the term of the Lease, except as set forth in the lease.

6.	The Lease, as it may have been modified or amended, contains the entire agreement of Landlord and Tenant with respect to the Demised Premises, and is in full force and effect.

7.	As of the date hereof, Tenant is occupying the Demised Premises and is paying rent on a current basis under the Lease.

(a)	The minimum monthly or base rent currently being paid by Tenant for the Demised Premises pursuant to the terms of the Lease is $ per month.

(b)	Percentage rent (“Percentage Rent”), if any, due under the Lease has been paid through and the amount of Percentage Rent for the last period paid was $ .

(c)	Common area maintenance, taxes, insurance and other charges (the “Reimbursables”), if any, due under the Lease have been paid through ,

EXHIBIT “E”

8.	Tenant is in possession of the Demised Premises, and all improvements required to be made by Landlord under the Lease have been completed in accordance with the terms of the Lease. Landlord has paid in full any required contribution towards work to be performed by Tenant under the Lease, except as follows (if none, so state):

9.	No default or event that with the passage of time or notice would constitute a default (hereinafter collectively a “Default”) on the part of Tenant exists under the Lease in the performance of the terms, covenants and conditions of the Lease required to be performed on the part of Tenant.

10.	To the best of Tenant’s knowledge, no Default on the part of Landlord exists under the Lease in the performance of the terms, covenants and conditions of the Lease required to be performed on the part of Landlord.

11.	Tenant has not assigned, sublet, transferred, hypothecated or otherwise disposed of its interest in the Lease and/or the Premises, or any part thereof.

12.	Neither the Lease nor any obligations of Tenant thereunder have been guaranteed by any person or entity, except as follows (if none, so state): .

13.	No hazardous substances are being generated, used, handled, stored or disposed of by Tenant on the Demised Premises or on the Project in violation of any applicable laws, rules or regulations or the terms of the Lease.

14.	No prepayments of rentals due under the Lease have been made for more than one month in advance. No security or similar deposit has been made under the Lease, except for the sum of $ which has been deposited by Tenant with Landlord pursuant to the terms of the Lease.

15.	The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

16.	This Tenant Estoppel Certificate may be executed in any number of separate counterparts, each of which shall be deemed an original, but all of which, collectively and separately, shall constitute one and the same instrument.

Very truly yours

TENANT:

,
a

By
Name:
Its:

EXHIBIT “E”

EXHIBIT “F”

SELLER’S ESTOPPEL CERTIFICATE

Re: Lease dated             ,            , as amended by                                          (collectively “Lease”) between                                                              (“Tenant”) and                                          (“Landlord”), concerning the premises described therein (“Leased Premises”) located at the property described in the Lease. This estoppel certificate is being delivered by Landlord to [Buyer] pursuant to that certain Agreement of Purchase and Sale and Joint Instructions (the “Purchase Agreement”) between Landlord, as Seller, and                      as Buyer. Pursuant to the Purchase Agreement, Seller provided to Buyer a rent roll (the “Rent Roll”), a copy of which is attached hereto as Exhibit “A”.

Landlord hereby represents that to Landlord’s actual knowledge as of the date hereof (as “actual knowledge of Seller” is defined in the Purchase Agreement):

(a) The Lease, including any amendments referenced above, is in full force and effect and has not been assigned, modified, supplemented or amended in any way.

(b) Tenant is occupying the Premises and is paying rent as reflected on the Rent Roll. The minimum monthly or base rent being paid by Tenant is reflected on the Rent Roll.

(c) The other information on the Rent Roll with respect to Tenant are true and accurate as of the date hereof.

Dated this      day of                     , 2011.

LANDLORD:

a

By:
Name:
Title:

EXHIBIT “F”

EXHIBIT “G”

RECORDING REQUESTED BY AND WHEN RECORDED MAIL THIS GRANT DEED AND ALL TAX STATEMENTS TO:

(Above Space for Recorder’s Use Only)

GRANT DEED

Documentary Transfer Tax not shown

pursuant to Section 11932 of the Revenue

and Taxation Code, as amended.

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,                     (“Grantor”), hereby GRANTS to                                         , a                     , the following described real property (the “Property”) located in the City of Fontana, County of San Bernardino, State of California:

SEE EXHIBIT “1” ATTACHED HERETO AND INCORPORATED

HEREIN BY THIS REFERENCE

AND SUBJECT TO:

1. Taxes and assessments.

2. All other covenants, conditions, restrictions, reservations, rights, rights of way, easements, encumbrances, liens and title matters whether or not of record or visible from an inspection of the Property and all matters which an accurate survey of the Property would disclose.

AND RESERVING THEREFROM for the benefit of Grantor and its successors and assigns: [TO BE PROVIDED].

IN WITNESS WHEREOF, Grantor has caused this Grant Deed to be executed as of the      day of                     , 2011.

“GRANTOR”

By:
Print Name:
Print Title:

EXHIBIT “G”

ACKNOWLEDGMENT

State of California	)
County of	)

On                     , before me,                                                             ,

(insert name of notary)

Notary Public, personally appeared                                                              , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

EXHIBIT “G”

STATEMENT OF TAX DUE AND REQUEST THAT TAX DECLARATION

NOT BE MADE A PART OF THE PERMANENT RECORD

IN THE OFFICE OF THE COUNTY RECORDER

(PURSUANT TO SECTION 11932 REVENUE AND TAXATION CODE)

TO:	Recorder

County of

Request is hereby made in accordance with the provisions of the Documentary Transfer Tax Act that the amount of the tax due not be shown on the original document which names:

Grantor:

Grantee:	,	a(n)

The property described in the accompanying document is located in the City of                     .

The amount of tax due on the accompanying document is $        .

X	Computed on full value of property conveyed.
Computed on full value, less liens and encumbrances remaining at the time of sale.

By:
Print Name:
Print Title:

Note:	After the permanent record is made, this form will be affixed to the conveying document and returned with it.

EXHIBIT “G”

EXHIBIT “1”

TO

EXHIBIT “G”

LEGAL DESCRIPTION OF PROPERTY

PARCELS 1 TO 8, INCLUSIVE, OF PARCEL MAP NO. 15420, IN THE CITY OF FONTANA, COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA, AS PER PLAT RECORDED FEBRUARY 21, 2001, IN BOOK 191, OF PARCEL MAPS, PAGES 100 TO 102, RECORDS OF SAID COUNTY.

EXHIBIT “G”

EXHIBIT “H”

SELLER’S TAX CERTIFICATE

A.	FEDERAL FIRPTA CERTIFICATE

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest, the undersigned hereby certifies the following on behalf of the transferor/seller:

To inform                      (the “Transferee”) that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (“Code”) will not be required by                      (the “Transferor”), upon the transfer of certain real property by the Transferor to the Transferee, the undersigned hereby certifies the following on behalf of the Transferor:

1. The Transferor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder); and

2. The Transferor’s U.S. employer or tax (social security) identification number is                     .

The Transferor understands that this Certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

B.	STATE OF CALIFORNIA - CALIFORNIA

RESIDENT/NON-RESIDENT AFFIDAVIT

Section 18662 of the Revenue and Taxation Code provides that a buyer may be required to withhold 3-1/3% of the sales price of the California real property sold by a non-resident Seller, unless the sales price of the property is less than $100,000.00.

Transferor hereby certifies that Transferor is a corporation qualified to do business in the State of California.

Transferor understands that this certificate may be disclosed to the Franchise Tax Board of California by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury, the undersigned declare that they have examined this Certification and to the best of their knowledge and belief, it is true, correct and complete, and they further declare that they have authority to sign this document on behalf of the Transferor.

LHC MORNINGSIDE MARKETPLACE, LLC, a Delaware limited liability company

By:	LEWIS OPERATING CORP., a California corporation

By:
Print Name:
Print Title:

EXHIBIT “H”

EXHIBIT “I”

ASSIGNMENT OF LEASES AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT OF LEASES AND ASSUMPTION AGREEMENT (“Assignment”), made as of the      day of                     , 2011, by and between                                          (“Assignor”), and                                         , a                      (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor and Assignee have entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions, dated                     , 2011 (“Agreement”), for the purchase and sale of certain real property (“Property”) more particularly described in Exhibit “A” to the Agreement.

WHEREAS, this Assignment is being made pursuant to the terms of the Agreement for the purpose of assigning to Assignee all of and the landlord’s interest in and to those certain leases (“Leases”) set forth on the “Schedule of Leases” attached hereto as Exhibit “1” (“Schedule of Leases”) with those certain tenants (individually, a “Tenant”, and collectively, the “Tenants”) set forth on the Schedule of Leases.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Assignment of Leases. Assignor hereby grants, assigns, transfers, conveys and delivers to Assignee the Leases and all of the right, title, estate, interest, benefits and privileges of the lessor thereunder, and Assignee hereby accepts such assignment, provided, however, that Assignor hereby retains all contract rights under the Leases which accrued prior to the transfer of the Property to Assignee, including, without limitation, any and all rights and causes of action to recover past-due rent or other charges due under the Leases and the reconciliation of any amounts due under any [Declaration of Covenants, Conditions, Restrictions and Reciprocal Easements] or other documents recorded against title of the Property.

2. Assumption of Obligations. By acceptance of this Assignment, Assignee hereby assumes and agrees to perform and to be bound by all of the terms, covenants, conditions and obligations imposed upon or assumed by Assignor under the Leases. Said assumption shall have application only to those obligations under the Leases first accruing or arising on or after the delivery of this Assignment and shall have no application to obligations accruing or arising prior to said date. Without limiting the generality of the foregoing, Assignee acknowledges receipt from Assignor of the security deposit held under the Leases in the amount of                      Dollars ($        ) [TO BE PROVIDED PRIOR TO THE CLOSE OF ESCROW] and Assignee hereby assumes the obligation to return the security deposit to the Tenants under the Leases in accordance with the terms of the Leases.

3. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective parties hereto.

4. Attorneys’ Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from, the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees.

5. Governing Law. This Assignment shall be governed by, interpreted under, and construed and enforceable with, the laws of the State of California.

6. Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

EXHIBIT “I”

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first written above.

“Assignor”

By:
Print Name:
Print Title:

“Assignee”
a

By:
Print Name:
Print Title:

By:
Print Name:
Print Title:

EXHIBIT “I”

EXHIBIT “1” to EXHIBIT “I”

SCHEDULE OF LEASES

1.	Lease dated January 27, 2000 with Ralphs Grocery Company, a Delaware corporation

2.	Lease dated August 23, 2011 with Washington Mutual Bank, FA, as amended with successor in interest, JP Morgan Chase Bank, National Association

3.	Lease dated August 12, 2001 with Renfield, Inc. (dba Wienerschnitzel), as amended

4.	Ground Lease dated March 7, 2001 with Chevron U.S.A., Inc., a Pennsylvania corporation

5.	Lease dated June 21, 2001 with KFC of America, Inc., a California corporation

6.	Lease dated May 14, 2002 with Raquel Guillen (dba Taco Factory)

7.	Lease dated May 7, 2007 with Evangeline A. Gimbel, as amended

8.	Lease dated May 16, 2001 with Ziad Musa and Patricia Musa (dba Hair Charisma), as amended

9.	Lease dated August 16, 2010 with Dien Mach and Chanh Mach (dba The Nail Studio), as amended

10.	Lease dated March 21, 2005 Cleaners Club, Inc., a California corporation dba “Cleaners Club” (Morningside Cleaners), as amended

11.	Lease dated April 22, 2011 with Angela Arvanitis (dba Pizza 101)

12.	Lease dated June 20, 2001 with CA Business Systems Enterprise, Inc., a California corporation (dba Great Clips for Hair), as amended

13.	Lease dated November 20, 2001 with David Chang (dba Express Donuts), as amended

14.	Lease dated February 5, 2001 with Anju Shah & Sandeep Shah, Rajiv Bhagat & Punam Bhagat dba Morningside Marketplace Dental, as amended

15.	Lease dated July 19, 2001 with Luter Investments, Inc., a California corporation (dba Togo’s / Baskin-Robbins), as amended

16.	Lease dated May 18, 2001 with Hsiung I. Hsung (dba Magic Wok)

EXHIBIT “I”

EXHIBIT “J”

GENERAL ASSIGNMENT AGREEMENT

THIS GENERAL ASSIGNMENT AGREEMENT (“Assignment”), is made as of the      day of                     ,             , by and between                                          (“Assignor”), and                     , a                      (“Assignee”).

W I T N E S S E T H:

Assignor is the owner of that certain land (the “Land”) located in the City of Fontana, County of San Bernardino, State of California more particularly described in Exhibit “A” attached hereto, and all rights, privileges and easements appurtenant to the Land (the “Appurtenances”), and all buildings and other improvements thereon (the “Improvements”). The Land, the Appurtenances and the Improvements are hereinafter referred to collectively as the “Real Property”. The Real Property is being conveyed by Assignor to Assignee pursuant to a grant deed (“Grant Deed”) of on or about even date herewith.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Assignor hereby grants, assigns, transfers, conveys and delivers to Assignee all of Assignor’s right, title, interest, benefits and privileges in and to the following described property (collectively, the “Rights”):

(a) All governmental entitlements (building permits and certificates of occupancy for the Improvements), which relate to all or any of the Real Property; and

(b) All general intangibles relating to the use of the Real Property, including, without limitation, all names under which or by which the Real Property or any portion thereof may at any time be operated or known, all rights to carry on business under any such names or any variant thereof, and all trademarks and goodwill in any way relating to the Real Property.

2. Assignee hereby accepts the grant, assignment, transfer, conveyance and delivery of the Rights set forth in Paragraph 1 hereof, effective as of the recordation of the Grant Deed.

3. This Assignment shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective parties hereto.

4. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees.

5. This Assignment shall be governed by, interpreted under, and enforced and construed in accordance with the laws of the State of California.

6. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

EXHIBIT “J”

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first hereinabove written.

“Assignor”

By:
Print Name:
Print Title:

“Assignee”
a

By:
Print Name:
Print Title:

By:
Print Name:
Print Title:

EXHIBIT “J”

EXHIBIT “A” to EXHIBIT “J”

LEGAL DESCRIPTION OF PROPERTY

PARCELS 1 TO 8, INCLUSIVE, OF PARCEL MAP NO. 15420, IN THE CITY OF FONTANA, COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA, AS PER PLAT RECORDED FEBRUARY 21, 2001, IN BOOK 191, OF PARCEL MAPS, PAGES 100 TO 102, RECORDS OF SAID COUNTY.

EXHIBIT “J”

EXHIBIT “K”

RENT ROLL

EXHIBIT “K”

EXHIBIT “K”

EXHIBIT “L”

NOTICE OF SPECIAL TAX

COMMUNITY FACILITIES DISTRICT #9

COUNTY OF SAN BERNARDINO, CALIFORNIA

TO: THE PROSPECTIVE PURCHASER OF THE

REAL PROPERTY KNOWN AS:

Morningside Marketplace, Fontana, California

THIS IS A NOTIFICATION TO YOU PRIOR TO YOUR ENTERING INTO A CONTRACT TO PURCHASE THIS PROPERTY. THE SELLER IS REQUIRED TO GIVE YOU THIS NOTICE AND TO OBTAIN A COPY SIGNED BY YOU TO INDICATE THAT YOU HAVE RECEIVED AND READ A COPY OF THIS NOTICE.

(1) This property is subject to a special tax, which is in addition to the regular property taxes and any other charges, fees, special taxes, and benefit assessments on the parcels. It is imposed on this property because it is a new development, and may not be imposed generally upon property outside of this new development. If you fail to pay this tax when due each year, the property may be foreclosed upon and sold. The tax is used to provide public facilities or services that rare likely to particularly benefit the property. YOU SHOULD TAKE THIS TAX AND THE BENEFITS FROM THE FACILITIES AND SERVICES FOR WHICH IT PAYS INTO ACCOUNT IN DECIDING WHETHER TO BUY THIS PROPERTY.

(2) The maximum special tax which may be levied against the parcels to pay for public facilities is One Thousand Forty Seven Dollars and 82/100ths ($1,047.82) per acre during the 2011-2012 tax year, increasing by two percent (2%) per year thereafter. This amount may increase after that. The special tax will be levied each year until all of the authorized facilities are built and all special tax bonds are repaid, but in any case not after the N/A tax year. An additional special tax will be used to pay for ongoing service costs, if applicable. The maximum amount of this tax is N/A Dollars ($N/A) per acre during any tax year. This amount may increase by N/A, if applicable, and that part may be levied until the N/A tax year (or forever, as applicable).

(3) The authorized facilities which are being paid for by the special taxes, and by the money received from the sale of bonds which are being repaid by the special taxes, are: maintenance district annual services including street lights, parkway landscape, regional parks and detention basin.

These facilities may not yet have all been constructed or acquired and it is possible that some may never be constructed or acquired.

YOU MAY OBTAIN A COPY OF THE RESOLUTION OF FORMATION WHICH AUTHORIZED CREATION OF THE COMMUNITY FACILITIES DISTRICT, AND WHICH SPECIFIES MORE PRECISELY HOW THE SPECIAL TAX IS APPORTIONED AND HOW THE PROCEEDS OF THE TAX WILL BE USED, BY CALLING (800) 676-7516. THERE MAY BE A CHARGE FOR THIS DOCUMENT NOT TO EXCEED THE REASONABLE COST OF PROVIDING THE DOCUMENT.

EXHIBIT “L”

I (WE) ACKNOWLEDGE THAT I (WE) HAVE READ THIS NOTICE AND RECEIVED A COPY OF THIS NOTICE PRIOR TO ENTERING INTO A CONTRACT TO PURCHASE OR DEPOSIT RECEIPT WITH RESPECT TO THE ABOVE-REFERENCED PROPERTY. I (WE) UNDERSTAND THAT I (WE) MAY TERMINATE THIS CONTRACT TO PURCHASE OR DEPOSIT RECEIPT WITHIN THREE DAYS AFTER RECEIVING THIS NOTICE IN PERSON OR WITHIN FIVE DAYS AFTER IT WAS DEPOSITED IN THE MAIL BY GIVING WRITTEN NOTICE OF THAT TERMINATION TO THE OWNER, SUBDIVIDED OR AGENT SELLING THE PROPERTY.

DATE:                     , 2011

BUYER:

By:
Print Name:
Print Title:

EXHIBIT “L”